                                                                       EXHIBIT 4


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                         GORGES/QUIK-TO-FIX FOODS, INC.
                                   AS ISSUER



                                  $100,000,000

                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2006

                         ------------------------------

                                   INDENTURE

                         DATED AS OF NOVEMBER 25, 1996

                         ------------------------------

                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   AS TRUSTEE

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

INDENTURE, dated as of November 25, 1996, between GORGES/QUIK-TO FIX FOODS, INC., a Delaware corporation (the "Company"), having its principal office at 209 Range Road, Garland, Texas 75041, and IBJ Schroder Bank & Trust Company, a New York corporation, as trustee hereunder (the "Trustee"), having its Corporate National Trust Office at One State Street, New York, New York 10004.

                                    RECITALS

          The Company has duly authorized the creation and issue of its 11 1/2% Senior Subordinated Notes Due 2006 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth and to provide therefor and for, if and when issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement, the Company's 11 1/2% Senior Subordinated Notes Due 2006 (the "New Notes," and together with the Initial Notes, the "Notes"), the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company, in accordance with their respective terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION 1.01.  Definitions.  For all purposes of this Indenture,
                         -----------
except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          "Acquired Indebtedness" means, with respect to any specified Person,
           ---------------------
(i) any Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of this Indenture shall be deemed to be incurred by such specified Person at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person or at the time such asset is acquired by such specified Person, as the case may be.

          "Act" when used with respect to any Holder, has the meaning set forth
           ---
in Section 1.05 hereof.

          "Affiliate" of any specified Person means (i) any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of any class, or any series of
--------
any class, of equity securities of a Person, whether or not voting, shall be deemed to be control; and provided, however, that NBIC or any Affiliate (as
                          --------  -------
determined without giving effect to this proviso) of NBIC shall not be deemed to be an Affiliate of any Person solely by reason of its ownership of non-voting equity securities of such Person.

          "Agent Bank" means NationsBank of Texas, N.A. and its successors under
           ----------
the Credit Agreement.

          "Agent Members" has the meaning set forth in Section 2.05(a) hereof.
           -------------

          "Asset Sale" means with respect to any Person, the sale, lease,
           ----------
conveyance or other disposition, that does not constitute a Restricted Payment or an Investment, by such Person of any of its assets (including, without limitation, by way of a Sale and Leaseback Transaction and including the issuance, sale or transfer of any Equity Interests in any Subsidiary of the Company) other than to the Company (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case, in one or a series of related transactions; provided,
                                                                      --------
that notwithstanding the foregoing, the term "Asset Sale" shall not include:

          (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, in accordance with Section
5.01 hereof;

          (ii) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice;

          (iii) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company;

          (iv) an issuance of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, provided that the consideration paid by the Company or such Wholly Owned
--------
Subsidiary of the Company for such Equity Interests shall be deemed to be an Investment; or

          (v) the sale or other disposition of cash or Cash Equivalents.

          "Asset Sale Offer" has the meaning set forth in Section 4.08(d)
           ----------------
hereof.

          "Asset Sale Offer Amount" has the meaning set forth in Section 4.08(d)
           -----------------------
hereof.

          "Asset Sale Purchase Date" has the meaning set forth in Section
           ------------------------
4.08(e)(ii) hereof.

          "Bankruptcy Law" means Title 11, United States Code, or any other
           --------------
applicable federal, state or foreign bankruptcy, insolvency or similar law as now or hereafter constituted.

          "Board" means the Board of Directors of the Company or any committee
           -----
thereof duly authorized to act on behalf of such Board.

          "Board Resolution" means a duly adopted resolution of the Board in
           ----------------
full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday that is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law, executive order or regulation to close.

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
           -------------
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalent" means:
           ---------------

          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition;

          (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (a) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (b) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition; and

          (iii) commercial paper issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition.

          "Certificated Notes" means Notes in certificated form.
           ------------------

          "CGW" means CGW Southeast Partners, III, L.P., a Delaware limited
           ---
partnership.

          "Change of Control" means such time as either:
           -----------------

          (i) prior to the initial Public Equity Offering by the Company or GHC of its common stock, the Initial Stockholders cease to be, directly or indirectly, the beneficial owners in the aggregate, of more than 50% of the voting power of the Voting Stock of the Company and of GHC, in each case on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company or GHC, as the case may be, convertible into or exercisable for Voting Stock of the Company or GHC, as the case may be (whether or not such securities are then currently convertible or exercisable); or

          (ii) after the initial Public Equity Offering by the Company or GHC of its common stock, (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than one or more of the Initial Stockholders) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Company or GHC on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company or GHC, as the case may be, convertible into or exercisable for Voting Stock of the Company or GHC, as the case may be (whether or not such securities are then currently convertible or exercisable) and (b) such person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company or of GHC, as the case may be, calculated on such fully-diluted basis, than the percentage then beneficially owned by the Initial Stockholders; or

          (iii) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (y) immediately after such transaction no "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Exchange Act) (other than one or more of the Initial Stockholders) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (1) 35% or more of the voting power of the Voting Stock of the surviving or transferee corporation on a fully diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of such surviving or transferee corporation, convertible into or exercisable for Voting Stock or such surviving or transferee corporation (whether or not such securities are then currently convertible or exercisable) and (2) a greater percentage of the voting power of the Voting Stock of such surviving or transferee corporation calculated on such fully diluted basis, than the percentage then beneficially owned by the Initial Stockholders; or

          (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted either the board of directors of the Company or of GHC, as the case may be, together with any new members of such board of directors (a) whose election by such board of directors or whose nomination for election by the stockholders of the Company or the stockholders of GHC, as the case may be, was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) elected by the Initial Stockholders, cease for any reason to constitute a majority of the directors of the Company or of GHC, as the case may be, then in office.

          "Change of Control Offer" has the meaning set forth in Section 4.07(a)
           -----------------------
hereof.

          "Change of Control Payment Date" has the meaning set forth in Section
           ------------------------------
4.07(a) hereof.

          "Change of Control Purchase Price" has the meaning specified in
           --------------------------------
Section 4.07(a) hereof.

          "clearing agency" has the meaning set forth in Section 3(a)(23) of the
           ---------------
Exchange Act.

          "Commission" means the United States Securities and Exchange
           ----------
Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the party named as such in the preamble to this
           -------
Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

          "Company Order" means a written order signed in the name of the
           -------------
Company by (i) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Company and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Consolidated EBITDA" means, with respect to any Person for any
           -------------------
period, the sum of, without duplication, (i) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (ii) the Fixed Charges for such period, plus (iii) amortization of deferred financing charges for such period, plus (iv) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (v) consolidated depreciation, amortization and other noncash charges of such Person and its Subsidiaries required to be reflected as expenses on the books and records of such Person, minus (vi) cash payments with respect to any nonrecurring, noncash charges previously added back pursuant to clause (v), and excluding (vii) the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without any prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a
--------
Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any
           ----------------------
date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such

Person upon issuance of such preferred stock, less (x) all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date of this Indenture, to the book value of the assets of such entity), (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined on a consolidated basis in accordance with GAAP.

          "Consulting Agreement" means that certain Consulting Agreement dated
           --------------------
November 25, 1996, by and between the Company and the General Partner.

          "Corporate National Trust Office" means the principal office of the
           -------------------------------
Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, One State Street, New York, New York 10004, Attention: Corporate Trust Administration.

          "Covenant Defeasance" has the meaning set forth in Section 8.03
           -------------------
hereof.

          "Credit Agreement" means that certain Credit Agreement, dated as of
           ----------------
the date of this Indenture, by and among the Company and NationsBank of Texas, N.A., as Agent Bank, and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, increased, renewed, refunded, replaced, restated or refinanced in whole or in part from time to time.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
custodian or similar official under any Bankruptcy Law.

          "Default" means any event that is or with the passage of time or the
           -------
giving of notice or both would be an Event of Default.

          "Defaulted Interest" has the meaning set forth in Section 2.11 hereof.
           ------------------

          "Depositary" means The Depository Trust Company, its nominees, and
           ----------
their respective successors.

          "Designated Senior Indebtedness" means, in respect of the Company, (i)
           ------------------------------
so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $15.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness" and, in respect of any Guarantor, any guarantee by such Guarantor of Designated Senior Indebtedness of the Company.

          "Disqualified Stock" means (i) with respect to any Person, Capital
           ------------------
Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is one year after the date on which the Notes mature and (ii) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

          "Eligible Assets" means another business or any substantial part of
           ---------------
another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of the Indenture or any reasonable extensions or expansions thereof (including the Capital Stock of another Person engaged in such business, provided such other Person is, or immediately after
                          --------
giving effect to any such acquisition shall become, a Wholly Owned Subsidiary of the Company).

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), whether outstanding prior to, on or after the date of this Indenture.

          "Event of Default" has the meaning set forth in Section 6.01 hereof.
           ----------------

          "Excess Proceeds" has the meaning set forth in Section 4.08(c) hereof.
           ---------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "Exempt Affiliate Transactions" means (i) transactions between or
           -----------------------------
among the Company and/or its Wholly Owned Subsidiaries, (ii) advances to officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (iii) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business,
(iv) any employment agreement that is in effect on the date of this Indenture in the ordinary course of business and any such agreement entered into by the Company or a Subsidiary of the Company after the date of this Indenture in the ordinary course of business of the Company or such Subsidiary, (v) any Restricted Payment that is not prohibited by Section 4.10 hereof; (vi) payments to the General Partner of (a) retainer fees pursuant to the Consulting Agreement not to exceed $30,000 per month and (b) annual performance bonuses as provided for under the Consulting Agreement not to exceed $500,000 in any fiscal year,
(vii) the delegation by the General Partner of its rights and obligations under the Consulting Agreement to the Management Company and (viii) payment to the Management Company of an investment banking fee in an amount not to exceed $2.65 million.

          "Exempt Asset Sale" means an Asset Sale on or after the date of this
           -----------------
Indenture the Net Proceeds of which plus the Net Proceeds of all other Asset Sales concurrently or previously made in the same fiscal year do not exceed $1.0 million.

          "Existing Indebtedness" means the Indebtedness of the Company and its
           ---------------------
Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

          "Final Memorandum" means the final Offering Memorandum, dated November
           ----------------
20, 1996, used in connection with the Initial Placement.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any
           ---------------------------
period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date and (iv) in the event that any one or more of the fiscal quarters included in the four-quarter reference period for which the Fixed Charge Coverage Ratio of the Company is being calculated is a fiscal quarter ending on or before September 28, 1996, Consolidated EBITDA for each such quarter shall be deemed to be $9.25 million, subject to adjustment with respect to events occurring after September 28, 1996 as required above.

          "Fixed Charges" means, with respect to any Person for any period, the
           -------------
sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period (net of any interest income) including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing charges for such period and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and noncash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate for taxes based on the income or profits of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as specifically provided in
                           -------- ----
this Indenture, all calculations made for purposes of determining compliance with the covenants set forth in Article IV and Section 5.01 of this Indenture shall use GAAP as in effect on the date of this Indenture for financial statements for fiscal years ending on or after September 28, 1996.

          "General Partner" means CGW Southeast III L.L.C., a Delaware limited
           ---------------
liability company.

          "GHC" means Gorges Holding Corporation, a Delaware corporation.
           ---

          "Global Notes" means the Initial Global Note and the New Global Note.
           ------------

          "guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantor" means each Subsidiary of the Company formed or acquired
           ---------
(and each other Person that becomes a Subsidiary of the Company) after the date of this Indenture that guarantees the Company's obligations under the Credit Agreement or any other Senior Indebtedness; provided that any Guarantor that is
                                            --------
released from its guarantee of the Company's obligations under the Credit Agreement and any other Senior Indebtedness shall also be released from its Note Guarantee

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person entered into in the ordinary course of business under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates.

          "Holder" means (i) in the case of any Certificated Note, the Person in
           ------
whose name such Certificated Note is registered on the Note Register and (ii) in the case of any Global Note, the Depositary.

          "incur" shall have the meaning specified in Section 4.09(a) hereof.
           -----

          "Indebtedness" means, with respect to any Person, any indebtedness of
           ------------
such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations, or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

          "Indenture" means this instrument as originally executed or as it may
           ---------
from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

          "independent financial advisor" means a nationally recognized
           -----------------------------
investment banking firm that is, in the reasonable judgment of the Board, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company.

          "Initial Certificated Notes" has the meaning set forth in Section
           --------------------------
2.01(c) hereof.

          "Initial Global Note" has the meaning set forth in Section 2.01(c)
           -------------------
hereof.

          "Initial Notes" has the meaning set forth in the Recitals hereto and,
           -------------
more particularly, means any of the Notes authenticated and delivered under this Indenture other than pursuant to the Registered Exchange Offer or in exchange for New Notes.

          "Initial Placement" means the initial sales of the Notes by the
           -----------------
Initial Purchaser.

          "Initial Purchaser" means NationsBanc Capital Markets Inc.
           -----------------

          "Initial Stockholders" means CGW, Management Stockholders, NBIC,
           --------------------
Mellon Bank, N.A., as trustee of First Plaza Group Trust, a General Motors pension plan ("FPGT") and any Affiliates of NBIC or FPGT.

          "Institutional Accredited Investors" means institutional "accredited
           ----------------------------------
investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than Qualified Institutional Buyers.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
June 1 and December 1 of each year, commencing June 1, 1997, in respect of the Notes.

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding advances to officers of the type specified in clause (ii) of the definition of Exempt Affiliate Transactions), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition by the Company for consideration consisting of
--------
common equity securities of the Company shall not be deemed to be an Investment.

          "Legal Defeasance" has the meaning set forth in Section 8.02 hereof.
           ----------------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" shall have the meaning specified in Section 4 of
           ------------------
the Registration Rights Agreement.

          "Management Company" means CGW Southeast Management III L.L.C., a
           ------------------
Georgia limited liability company.

          "Management Stockholder" means any officer, director or employee of
           ----------------------
the Company or any Subsidiary of the Company who is the beneficial owner of any Capital Stock of the Company or GHC; provided, however, that in no event shall
                                     --------  -------
CGW, NBIC or any of their respective Affiliates (as determined without giving effect to the second proviso of the definition of Affiliate set forth in this
Section 1.01) be deemed to be a Management Stockholder.

          "Maturity" means, when used with respect to a Note, the date on which
           --------
the principal of such Note becomes due and payable as provided therein or in this Indenture, whether on the date specified in such Note as the fixed date on which the principal of such Note is due and payable, on the Change of Control Payment Date or Asset Sale Purchase Date, or by declaration of acceleration, call for redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc., or if Moody's
           -------
Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Moody's Investors
                                         --------
Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is S&P, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates the specified debt securities and that shall have been designated by the Company in an Officer's Certificate.

          "NBIC" means NationsBanc Investment Corp., a Delaware corporation.
           ----

          "Net Income" means, with respect to any Person for any period, the net
           ----------
income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the
           ------------
Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "New Certificated Notes" has the meaning set forth in Section 2.01(d)
           ----------------------
hereof.

          "New Global Note" has the meaning set forth in Section 2.01(d) hereof.
           ---------------

          "New Notes" has the meaning set forth in the Recitals hereto and more
           ---------
particularly means any of the Notes authenticated and delivered under this Indenture pursuant to the Registered Exchange Offer.

          "Non-U.S. Person" means any Person who is not a "U.S. person," as
           ---------------
defined in Rule 902(o) under the Securities Act.

          "Note Guarantee" means the guarantee of the Notes by each Guarantor
           --------------
under Article XI hereof.

          "Note Register" has the meaning set forth in Section 2.03 hereof.
           -------------

          "Notes" has the meaning set forth in the Recitals hereto and more
           -----
particularly means any of the Notes authenticated and delivered under this Indenture.

          "Obligations" means any principal, interest, penalties, premiums,
           -----------
fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officers' Certificate" means a certificate signed by (i) the Chairman
           ---------------------
of the Board, the Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Company and (ii) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee, which certificate shall comply with the provisions of Section 12.04 hereof; provided that any Officers' Certificate
                                        -------- ----
delivered pursuant to the first paragraph of Section 4.20 hereof shall be signed by the Chief Executive Officer or the Chief Financial Officer of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel (who
           ------------------
may be counsel to the Company or the Trustee) who is acceptable to the Trustee, which opinion shall comply with the provisions of Section 12.04 hereof; provided
                                                                        --------
that any Opinion of Counsel delivered pursuant to Section 8.04 hereof shall not
----
be rendered by an employee of the Company or any of its Subsidiaries.

          "pari passu," as applied to the ranking of any Indebtedness of a
           ---- -----
Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

          "Paying Agent" means any Person authorized by the Company to make
           ------------
payments of principal, premium, if any, or interest with respect to the Notes on behalf of the Company.

          "Payment Blockage Notice" has the meaning set forth in Section
           -----------------------
10.03(a) (ii) hereof.

          "Permitted Investments" means:
           ---------------------

          (i)  any Investments in the Company;

          (ii)  any Investments in Cash Equivalents;

          (iii) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08 hereof.

          (iv)  Investments outstanding as of the date of this Indenture; and

          (v) Investments in Wholly Owned Subsidiaries of the Company and any entity that (a) is engaged in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of this Indenture or any reasonable extensions or expansions thereof, and (b) as a result of such Investment, becomes a Wholly Owned Subsidiary of the Company.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
           ----------------------------------
Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that:
                                                        --------

          (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (iv) such Indebtedness is incurred either by the Company or by the Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, limited or general
           ------
partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Private Placement Legend" means the legend in the form set forth in
           ------------------------
Section 2.01(e)(i) hereof.

          "pro forma" means, with respect to any calculation made or required to
           --- -----
be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board after consultation with the independent certified public accountants of the Company, as the case may be.

          "Property" means, with respect to any Person, any interest of such
           --------
Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible, excluding Capital Stock in any other Person.

          "Public Equity Offering" means an underwritten primary public offering
           ----------------------
of the common stock of the Company or of the common stock of GHC pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering).

          "Purchase Agreement" means the purchase agreement relating to the
           ------------------
Notes, dated November 20, 1996, between the Company and the Initial Purchaser.

          "Purchase Money Obligations" of any Person means any obligations of
           --------------------------
such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
           ---

          "Record Date" means, for the interest payable on any Interest Payment
           -----------
Date, the date specified in Section 2.11 hereof.

          "Redemption Date" means, when used with respect to any Note or part
           ---------------
thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

          "Redemption Price" means, when used with respect to any Note or part
           ----------------
thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Redemption Date.

          "Registered Exchange Offer" has the meaning set forth in the
           -------------------------
Registration Rights Agreement.

          "Registrar" has the meaning set forth in Section 2.03 hereof.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement relating to the Notes, dated November 25, 1996, between the Company and the Initial Purchaser, in substantially the form of Exhibit J hereto.

          "Regulation D" means Regulation D under the Securities Act (including
           ------------
any successor regulation thereto), as it may be amended from time to time.

          "Regulation S" means Regulation S under the Securities Act (including
           ------------
any successor regulation thereto), as it may be amended from time to time.

          "Regulation S-X" means Regulation S-X under the Securities Act
           --------------
(including any successor regulation thereto), as it may be amended from time to time.

          "Representative" means the trustee, agent or representative (if any)
           --------------
for an issue of Senior Indebtedness or, if no such trustee, agent or representative exists, the holder thereof.

          "Resolution" means a copy of a resolution certified by the secretary
           ----------
or an assistant secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, delivered to the Trustee.

          "Restricted Payment" has the meaning set forth in Section 4.10 hereof.
           ------------------

          "Rule 144" means Rule 144 under the Securities Act (including any
           --------
successor regulation thereto), as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act (including any
           ---------
successor regulation thereto), as it may be amended from time to time.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill
           ---
Corporation, or, if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided
                                                                    --------
that if Standard & Poor's Ratings Group ceases rating the specified debt
----
securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary as of the date of the Indenture or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such person on the security of such property.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Senior Bank Debt" means the Obligations outstanding under the Credit
           ----------------
Agreement.

          "Senior Indebtedness" means, with respect to the Company, (i) the
           -------------------
Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include
(a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness to the extent that it is incurred in violation of this Indenture (other than Senior Bank Debt of up to $80 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of the commitments with respect to such Indebtedness pursuant to Section 4.08 and less any amount incurred pursuant to clause (vii) of Section 4.09(b) below). "Senior Indebtedness" means, with respect to any Guarantor, any guarantee by such Guarantor of Senior Indebtedness of the Company.

          "Senior Revolving Debt" means revolving credit borrowings and letters
           ---------------------
of credit under the Credit Agreement and/or any successor facility or facilities.

          "Shelf Registration Statement" has the meaning set forth in the
           ----------------------------
Registration Rights Agreement.

          "Special Record Date" means a date fixed by the Trustee pursuant to
           -------------------
Section 2.11 for the payment of Defaulted Interest.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

          "Subordinated Reorganization Securities" has the meaning specified in
           --------------------------------------
Section 10.02(a) hereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation,
           ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Temporary Notes" has the meaning set forth in Section 2.09 hereof.
          ---------------

          "trade payables"  means, with respect to any Person, any accounts
           --------------
payable or any Indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.
           -------------------
(S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.04 hereof or if the Indenture is qualified under the Trust Indenture Act, then as of the date of such qualification; provided that in the
                                                          --------
event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trust Officer" means any officer or assistant officer of the Trustee
           -------------
(or a successor trustee) assigned by the Trustee (or a successor trustee) to administer this Indenture.

          "Trustee" means the party named as such in the preamble to this
           -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor Trustee.

          "U.S. Government Obligations" means:
           ---------------------------

          (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and

          (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such
                                --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

          "Voting Stock" of a corporation means all classes of Capital Stock of
           ------------
such corporation then outstanding and normally entitled to vote in the election of directors.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such
           -----------------------
Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.  (a)
                         -------------------------------------------------
This Indenture is expressly made subject to the Trust Indenture Act as if this Indenture were, on the Date hereof, subject to the Trust Indenture Act under the provisions of such statute and such provisions are incorporated by reference in this Indenture.

          (b) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Guarantors, or other obligors on the Notes, if any.

          All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.  Unless the context otherwise
                         ---------------------
requires:

          (a) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (b)  "or" is not exclusive;

          (c)  "including" means "including without limitation";

          (d) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (e) when used with respect to the Notes, the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount.

          SECTION 1.04.  Form of Documents Delivered to Trustee.  In any case
                         --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, or such Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company, or such Guarantor, as the case may be, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.05.  Acts of Holders.  (a)  Any request, demand,
                         ---------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company, and the Guarantors, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register, and the ownership of beneficial interests in the Global Note shall be proved by the records of the Depositary.

          (d) The Trustee may require such additional proof of any matter referred to in this Section as it may reasonably request under the circumstances.

          SECTION 1.06.  Satisfaction and Discharge.  This Indenture shall cease
                         --------------------------
to be of further effect (except as to the rights of Holders under Sections 2.06, 2.07, 2.09, 4.02, 4.03 and 4.04 hereof) and the Trustee, on receipt of a Company

Order requesting such action and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all outstanding Notes have been delivered to the Trustee for cancellation or (ii) such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes, for principal, premium, if any, and interest and Liquidated Damages, if any, to the date of such deposit together with irrevocable instructions from the Company in form and substance satisfactory to the Trustee directing the Trustee to apply such funds to the payment thereof; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all factual and legal conditions precedent, respectively, herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Section 1.06, the obligations of the Company and any Guarantors to the Trustee under Section 7.07 hereof, and, if money shall have been deposited with the Trustee in trust for the Holders pursuant to this Section 1.06, the obligations of the Trustee under this Section
1.06 and Section 4.03 hereof shall survive.

          All money deposited with the Trustee pursuant to this Section 1.06 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, and interest and Liquidated Damages, if any, for the payment of which such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Section 1.06 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Section 1.06 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Section 1.06; provided, that if
                                                             --------
the Company or any Guarantors have made any payment on any Notes because of the reinstatement of its obligations, the Company or such Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charges imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 1.06 on the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                                   ARTICLE II

                                   THE NOTES

          SECTION 2.01.  Form and Dating.  (a)  The Initial Notes and the
                         ---------------
certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The New Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit C or Exhibit D hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture.

          (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee. The Notes shall be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof; provided
                                                                    --------
that Initial Certificated Notes originally purchased by or transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000. Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          (c) Initial Notes offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase Agreement shall be issued initially in the form of a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit A hereto and shall bear the legends set forth in Section 2.01(e)(i), Section 2.01(e)(ii) and Section 2.01(e)(iii) hereof (the "Initial Global Note"). Upon issuance, such Initial Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee at its Corporate National Trust Office, as custodian for the Depositary. Owners of beneficial interests in the Initial Global Note shall be entitled to receive physical delivery of Certificated Notes pursuant to Section 2.06(b)(ii). Initial Notes offered and sold to Institutional Accredited Investors as provided in the Purchase Agreement shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto and shall bear the legend set forth in Section 2.01(e)(i) hereof, except as provided in Section 2.06(a) (such Notes together with interests in the Initial Global Note that are subsequently transferred or exchanged pursuant to Sections 2.06(b)(ii), 2.06(b)(iii), 2.06(b)(iv) or 2.06(c), the "Initial Certificated Notes") Upon issuance, any such Initial Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon transfer of any Initial Certificated Note to a QIB pursuant to Section 2.06(b)(i) hereof, such Initial Certificated Note may be exchanged for a beneficial interest in the Initial Global Note, except as provided in Section 2.06(c).

          (d) If the Initial Global Note is tendered in a Registered Exchange Offer, it shall be exchanged for a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit C hereto and shall bear the legends set forth in Section 2.01(e)(ii) and
Section 2.01(e)(iv) hereof (the "New Global Note"). Upon issuance, such New Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the beneficial owners of the New Notes represented thereby in accordance with the procedures of the Depositary.

          If Initial Certificated Notes are tendered in a Registered Exchange Offer, they will be exchanged for Certificated Notes in definitive, fully registered form, without coupons and without legends, substantially in the form set forth in Exhibit D hereto ("New Certificated Notes"). Upon issuance, any such New Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          At the option of the Holder thereof, New Notes may be held either in the form of a beneficial interest in the New Global Note or as New Certificated Notes.

          (e) The following legends shall appear on each Global Note and each Certificated Note as indicated below:

          (i) Except as provided in Section 2.06(a) hereof, the Initial Global Note and each Initial Certificated Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

          (ii) Each Global Note shall bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GORGES/QUIK-TO-FIX FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE

OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (iii) The Initial Global Note shall bear the following legend on the face thereof:

TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.06 OF THE INDENTURE, DATED AS OF NOVEMBER 25, 1996, BETWEEN GORGES/QUIK-TO-FIX FOODS, INC., AS ISSUER, AND IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

          (iv) The New Global Note shall bear the following legend on the face thereof:

TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

          SECTION 2.02.  Execution and Authentication.  The Notes may be issued
                         ----------------------------
in two series, a series of Initial Notes and a series of New Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed $100,000,000 except as provided in Section 2.07 hereof. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Operating Officer, Treasurer or any Vice President, under its corporate seal reproduced or imprinted on the Notes by facsimile or otherwise, and shall be attested by the Company's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.

          The Notes shall be authenticated by manual signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

          In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

          The Trustee shall, upon receipt of a Company Order requesting such action, authenticate (a) Initial Notes for original issue up to the aggregate principal amount not to exceed $100,000,000 outstanding at any given time, or
(b) New Notes for issue pursuant to a Registered Exchange Offer for Initial Notes in a principal amount equal to the principal amount of Initial Notes exchanged in such Registered Exchange Offer. Such Company Order shall specify the amount of Notes to be authenticated and the date on which, in the case of clause (a) above, the Initial Notes or, in the case of clause (b) above, the New Notes, are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

          Upon the occurrence of any event specified in Section 2.06(c) hereof, the Company shall execute and the Trustee shall authenticate and make available for delivery to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Initial Global Note or New Global Note, as the case may be, Initial Certificated Notes or New Certificated Notes, as the case may be, representing Notes theretofore represented by the Initial Global Note or New Global Note, as the case may be.

          A Note shall not be valid or entitled to any benefits under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of one of the authorized signatories of the Trustee as provided herein. Such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

          Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.10 together with a written statement (which need not comply with Section 1.04 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

          SECTION 2.03.  Registrar and Paying Agent.  The Company shall
                         --------------------------
maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

          The Company shall cause to be kept at such office a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate National Trust Office, is initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

          The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. The Trustee, at its Corporate National Trust Office, is initially appointed Paying Agent under this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          Subject to Section 2.06 hereof, upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Initial Notes or New Notes, as the case may be, of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

          SECTION 2.04.  Paying Agent to Hold Money in Trust.  On or prior to
                         -----------------------------------
each due date of the principal, premium, if any, or any payment of interest or Liquidated Damages, if any, with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest or Liquidated Damages, if any, when so becoming due.

          The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest or Liquidated Damages, if any, with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

          The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05.  Global Notes.  (a)  So long as a Global Note is
                         ------------
registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, any Guarantor, the Trustee or any agent of the Company, any Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

          (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (c) Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes pursuant to the provisions of
Section 2.06(b) or Section 2.06(c) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that each
                                                             --------
such Global Note shall be in a principal amount of $1,000 or an integral multiple thereof.

          SECTION 2.06.  Transfer and Exchange.  (a)  By its acceptance of any
                         ---------------------
Initial Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Note acknowledges the restrictions on transfer of such Initial Note set forth in the Private Placement Legend and agrees that it will transfer such Initial Note only in accordance with the Private Placement Legend. Upon the registration of transfer, exchange or replacement of an Initial Note not bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes that does not or do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of an Initial Note bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in this Section 2.06(a). If the Private Placement Legend has been removed from an Initial Note, as provided herein, no other Initial Note issued in exchange for all or any part of such Initial Note shall bear such legend, unless the Company has reasonable cause to believe that such other Initial Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon. Each Initial Note shall bear the Private Placement Legend unless and until:

               (i) a transfer of such Initial Note is made pursuant to an effective Shelf Registration Statement, in which case the Private Placement Legend shall be removed from such Initial Note so transferred at the request of the Holder; or

               (ii) there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably be requested by the Company confirming that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Initial Note will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Trustee shall not be
                                         --------
     required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence; and upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Initial Note, an Initial Note or Initial Notes (representing the same aggregate principal amount of the Initial Note being exchanged) without such legend.

          (b)  Special Transfer Provisions.  The following provisions of this
               ---------------------------
paragraph (b) are applicable only to Initial Notes bearing the Private Placement
Legend:

               (i)  Transfers to QIBs.  If the Holder of an Initial Certificated
                    -----------------
     Note wishes to transfer such Initial Certificated Note to a QIB pursuant to Rule 144A, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such Initial Certificated Note for an equivalent beneficial interest in the Initial Global Note. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (A) such Initial Certificated Note, duly endorsed as provided herein, (B) instructions from such Holder directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase and (C) a certificate in the form of Exhibit E attached hereto from the transferor, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and shall instruct the Depositary to increase or cause to be increased such Initial Global Note by the aggregate principal amount of the beneficial interest in the Initial Certificated Note to be exchanged and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note so canceled;

               (ii)  Transfers to Institutional Accredited Investors and
                     ---------------------------------------------------
     Exchange of Interests in Global Notes.
     -------------------------------------

               (A) If a Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to an Institutional Accredited Investor or to exchange such interest for an Initial Certificated Note evidencing such interest, such Holder may, subject to the rules and procedures of the Depositary, cause the transfer or exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be transferred or exchanged, such instructions to contain the name or names of the designated transferee or transferees, if any, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) in the case of a transfer, (x) a certificate in the form of Exhibit F attached hereto from the transferor, (y) a certificate in the form of Exhibit G attached hereto from the transferee and (z) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged or transferred and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Initial Global Note that is being exchanged or transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

               (B) if a Holder of an Initial Certificated Note wishes to transfer such Note to an Institutional Accredited Investor, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit F attached hereto from the transferor, (IV) a certificate in the form of Exhibit G attached hereto from the transferee and (V) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

               (iii)  Transfers to Non-U.S. Persons.  (A)  If a Holder of a
                      -----------------------------
          beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to a Non-U.S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (II) a certificate in the form of Exhibit H attached hereto from the transferor, (III) a certificate in the form of Exhibit I attached hereto from the transferee and (IV) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

               (B) if a Holder of an Initial Certificated Note wishes to transfer such Note to a Non-U.S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit H attached hereto from the transferor, (IV) a certificate in the form of Exhibit I attached hereto from the transferee and (V) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

                (iv)  Transfers Pursuant to Other Exemptions.  (A)  If a Holder
                      --------------------------------------
          of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) such certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

               (B) if a Holder of an Initial Certificated Note wishes to transfer such Initial Certificated Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (III) such certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above.

          The Company shall deliver to the Trustee, and the Trustee shall retain for two years, copies of all documents received pursuant to this Section 2.06(b). The Company shall have the right to inspect and make copies of all such documents at any reasonable time upon the giving of reasonable written notice to the Trustee.

          (c) The Initial Global Note or New Global Note, as the case may be, shall be exchanged by the Company for one or more Initial Certificated Notes or New Certificated Notes, as the case may be, if (i) the Depositary has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days, or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days, or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Initial Global Note or New Global Note, as the case may be, for one or more Initial Certificated Notes or New Certificated Notes, as the case may be; provided that the principal amount of each of such Initial Certificated Notes or
--------
New Certificated Notes, as the case may be, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global
Note is exchanged as a whole for one or more Initial Certificated Notes or New Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Initial Certificated Notes or New Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) hereof. All Initial Certificated Notes or New Certificated Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Initial Certificated Notes issued pursuant to this
Section 2.06(c) shall include the Private Placement Legend, except as set forth in Section 2.06(a) hereof.

          (d) Any Initial Notes that are presented to the Registrar for exchange pursuant to a Registered Exchange Offer shall be exchanged for New Notes of equal principal amount upon surrender to the Registrar of the Initial Notes to be exchanged in accordance with the terms of the Registered Exchange Offer; provided that the Initial Notes so surrendered for exchange are
       --------
accompanied by a letter of transmittal and duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder. Whenever any Initial Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the surrendering Holder thereof, New Notes in the same aggregate principal amount as the Initial Notes so surrendered.

          (e) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if the requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes at the Registrar's request.

          (f) The Company shall not be required to make and the Registrar need not register the transfer or exchange of Certificated Notes or portion thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

          (g) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes (other than in respect of a Registered Exchange Offer, except as provided in the Registration Rights Agreement).

          (h) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

          (i) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of the Depositary (or its successors), which shall, in the case of the Initial Global Note, include restrictions designed to ensure that the beneficial owners of such Initial Global Note are QIBs.

          SECTION 2.07.  Replacement Notes.  If any mutilated Note is
                         -----------------
surrendered to the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by either of them to save either of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section 2.07, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.08.  Outstanding Notes.  Notes outstanding at any time are
                         -----------------
all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.07 hereof and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity date money sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Company, any Subsidiary of the Company or any of their respective Affiliates or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, any Subsidiary of the Company or any of their respective Affiliates or any of their agents.

          SECTION 2.09.  Temporary Notes.  Pending the preparation of definitive
                         ---------------
Notes, the Company may execute, and the Trustee shall authenticate, temporary notes ("Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing the Notes may reasonably determine, as conclusively evidenced by such officer's execution of such Notes.

          If Temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the Temporary Notes shall be exchangeable for definitive Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Notes in lieu of which they have been issued.

          SECTION 2.10.  Cancellation.  The Company at any time may deliver
                         ------------
Notes to the Trustee for prompt cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed or paid or that have been delivered to the Trustee for cancellation.

          SECTION 2.11.  Payment of Interest; Interest Rights Preserved.
                         ----------------------------------------------
Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such
Note is registered at the close of business on the Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business
Day) immediately preceding such Interest Payment Date.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

          (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 2.12.  Computation of Interest.  Interest on the Notes shall
                         -----------------------
be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2.13.  Persons Deemed Owners.  Prior to the due presentation
                         ---------------------
for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

          SECTION 2.14.  CUSIP Numbers.  The Company, in issuing the Notes, may
                         -------------
use a "CUSIP" number for each series of Notes and, if so, the Trustee shall use the relevant CUSIP number in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made
         --------
as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number used.

                                  ARTICLE III

                                   REDEMPTION

          SECTION 3.01.  Notice to Trustee.  If the Company elects to redeem
                         -----------------
Notes pursuant to the optional redemption provisions thereof it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give each such notice to the Trustee at least 45 calendar days prior to the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with any conditions to such redemption set forth herein and in the Notes.

          SECTION 3.02.  Selection of Notes to be Redeemed.  If less than all
                         ---------------------------------
the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis; provided that no Notes of $1,000 or less shall be
             --- ----        --------
redeemed in part. In selecting Notes to be redeemed pursuant to this Section 3.02, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount of each Note to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          SECTION 3.03.  Notice of Redemption.  At least 30 calendar days but
                         --------------------
not more than 60 calendar days before a Redemption Date, the Company shall send or cause to be sent a notice of redemption, by first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

          The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price (and shall specify the portion of such Redemption Price that constitutes the amount of accrued and unpaid interest and Liquidated Damages to be paid, if any);

          (c)  the name and address of the Paying Agent;

          (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (e) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

          (f) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

          (g) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (h) that, unless the Company defaults in making the redemption payment, interest on the Notes (or portions thereof) called for redemption shall cease and such Notes (or portions thereof) shall cease to accrue interest on and after the Redemption Date;

          (i) the paragraph of the Notes pursuant to which the Notes are being called for redemption; and

          (j) any other information necessary to enable Holders to comply with the notice of redemption.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03 in a timely manner and in no event less than 37 calendar days prior to the Redemption Date.

          SECTION 3.04.  Effect of Notice of Redemption.  Once notice of
                         ------------------------------
redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption Price.  On or prior to 10:00
                         ---------------------------
a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company, one of its Subsidiaries or any of their Affiliates is the Paying Agent, the Paying Agent shall segregate and hold in trust for the benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption on such date which have been delivered by the Company to the Trustee for cancellation.

          So long as the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such Redemption Price is paid, interest shall be paid on the unpaid principal and premium and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

          SECTION 3.06.  Notes Redeemed in Part.  (a)  Upon surrender and
                         ----------------------
cancellation of a Certificated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and make available for delivery to the surrendering Holder (at the Company's expense) a new Certificated Note equal in principal amount to the unredeemed portion of the Certificated Note surrendered and canceled, provided that each such Certificated Note shall be in a principal
              -------- ----
amount of $1,000 or an integral multiple thereof.

          (b) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of such Global Note, as provided in Section 2.05(c) hereof.

                                   ARTICLE IV

                                   COVENANTS

          SECTION 4.01.  Payment of Notes.  The Company shall promptly pay the
                         ----------------
principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, interest and overdue Liquidated Damages shall be considered paid on the date due if, on such date, the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, interest and Liquidated Damages then due.

          To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Sections 3.05, Section 4.07 or Section 4.08 hereof, or otherwise.

          All payments with respect to a Global Note or a Certificated Note (including principal, premium, if any, interest and Liquidated Damages, if any) the Holders of whom have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the account or (in the case of a Global Note) accounts specified by the Holders thereof or, if no such account is specified, by sending via first-class mail, postage prepaid, a check to each such Holders' registered address.

          SECTION 4.02.  Maintenance of Office or Agency.  The Company shall
                         -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which office shall be initially the Corporate National Trust Office.
The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate National Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or
                                   --------
rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

          The Company hereby designates the Corporate National Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

          SECTION 4.03.  Money for the Note Payments to be Held in Trust.  If
                         -----------------------------------------------
the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Liquidated Damages, if any, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

          SECTION 4.04.  Corporate Existence.  Subject to the provisions of
                         -------------------
Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; provided that the Company and any such Subsidiary shall not be
              --------
required to preserve the corporate existence of any such Subsidiary or any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 4.05.  Maintenance of Property.  The Company shall cause all
                         -----------------------
Property used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.05 shall prevent the
              --------
Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

          SECTION 4.06.  Payment of Taxes and Other Claims.  The Company shall
                         ---------------------------------
pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Subsidiaries; provided that the
                                                             --------
Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

          SECTION 4.07.  Repurchase at the Option of Holders upon a Change of
                         ----------------------------------------------------
Control.  (a)  Upon the occurrence of a Change of Control, each Holder shall
-------
have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to the offer described in Section 4.07(b) hereof (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount of such Notes (or portions thereof) to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment Date") (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

          (b) Within 30 calendar days after the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company describing the transaction or transactions that constitute the Change of Control and stating:

          (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.07, and that all Notes that are timely tendered will be accepted for payment;

          (ii) the Change of Control Purchase Price, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

          (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

          (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

          (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (viii) if Certificated Notes have been issued, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.07.

          If the Company requests that the Trustee provide such notice, the Company shall provide the Trustee with the information required by this Section 4.07(b) in a timely manner and in no event more than 23 calendar days after the date of such Change of Control.

          (c) On the Change of Control Payment Date, the Company shall, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so tendered together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. Subject to the provisions of Section 4.01 hereof, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes so accepted for payment the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

          (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal
      --------
amount of $1,000 or an integral multiple thereof.

          Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.05(c) hereof.

          (e) The Company shall comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws or regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer.

          (f) Prior to complying with the provisions of this Section 4.07, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.07.

          SECTION 4.08.  Limitation on Asset Sales.  (a)  The Company shall not,
                         -------------------------
and shall not permit any of its Subsidiaries to, directly or indirectly, engage in an Asset Sale (except an Exempt Asset Sale) unless:

          (i) the Company (or such Subsidiary) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or such Subsidiary) in any material respect than the then prevailing market conditions (as determined in each case by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee); and

          (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash, Cash Equivalents or Eligible Assets.

          (b) The Company may apply, and may permit its Subsidiaries to apply, Net Proceeds of an Asset Sale (other than an Exempt Asset Sale), at its option, in each case within 365 days after the consummation of such an Asset Sale:

               (i) to permanently reduce Senior Indebtedness other than Senior Revolving Debt;

               (ii) to permanently reduce Senior Revolving Debt (and to correspondingly reduce the commitments, if any, with respect thereto);

               (iii) to acquire Eligible Assets or to reimburse the Company or its Subsidiaries for expenditures previously made to acquire Eligible Assets, provided that any such expenditures were made not more than 180
             --------
     days prior to the consummation of such Asset Sale and were made in contemplation of such Asset Sale and for the purpose of replacing the assets to be disposed of in such Asset Sale; or

               (iv) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds temporarily in Cash Equivalents.

          (c) Any Net Proceeds from Asset Sales (other than Exempt Asset Sales) that are not applied as provided in paragraph (b) of this Section 4.08 within 365 days after the consummation of such an Asset Sale will be deemed to constitute "Excess Proceeds."

          (d) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders (an "Asset Sale Offer"), to purchase, on a pro rata basis, the principal amount of Notes equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $5.0 million) (the "Asset Sale Offer Amount"), at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (subject to the right of each Holder or record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture, and in accordance with the following standards:

          (i) If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, based on the principal amount of
                                --------
     Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

          (ii) If the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds following the completion of the Asset Sale Offer for general corporate purposes (subject to the other provisions of this Indenture).

          Upon completion of an Asset Sale Offer, the amount of Excess Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Sale.

          (e) Within 30 calendar days after the date the amount of Excess Proceeds exceeds $5.0 million, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first-class mail, postage prepaid, a notice prepared by the Company stating:

               (i)  that an Asset Sale Offer is being made pursuant to this
     Section 4.08 and that all Notes that are timely tendered will be accepted for payment, subject to proration if the amount of Excess Proceeds is less than the aggregate principal amount of all Notes timely tendered pursuant to the Asset Sale Offer;

               (ii) the Asset Sale Offer Amount, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Purchase Date"), which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

               (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Purchase Date;

               (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

               (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

               (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

               (viii) if Certificated Notes have been issued hereof, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

               (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

               (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.08.

          If the Company requests that the Trustee provide such notice, the Company shall provide the Trustee with the information required by this Section 4.08(e) in a timely manner and in no event more than 23 calendar days after the date the amount of Excess Proceeds exceeds $5.0 million

          (f) On the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.08(e) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. Subject to the provisions of Section 4.01, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes so accepted for payment the Asset Sale Offer Amount for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

          (g) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated
                                    --------
Note shall be in a principal amount of $1,000 or an integral multiple thereof.

          (h) Upon surrender of a Global Note that is purchased in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note, as provided in Section 2.05(c) hereof.

          (i) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes (subject to other provisions of this Indenture).

          (j) If at any time any non-cash consideration received by the Company or any Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this Section 4.08.

          (k) The provisions of this Section 4.08 shall not apply to a transaction consummated in compliance with the provisions of Section 5.01 hereof. In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted by Section 5.01 hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company and its Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this Section 4.08.

          (l) The Company may use Net Proceeds from Exempt Asset Sales for general corporate purposes (subject to the other provisions of this Indenture).

          (m) The Company shall comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an Asset Sale Offer.

          SECTION 4.09.  Limitation on Incurrence of Indebtedness and Issuance
                         -----------------------------------------------------
of Preferred Stock.  (a)  The Company shall not, and shall not permit any of its
------------------
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock;

provided, however, that the Company may incur Indebtedness (including Acquired
--------  -------
Indebtedness) and the Company may issue shares of Disqualified Stock if:

          (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 with respect to any incurrence on or before December 31, 1997, or 2.25 to 1.0 with respect to any incurrence thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

          (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) The foregoing limitations on the incurrence of Indebtedness will not apply to:

          (i) the incurrence by the Company of Indebtedness under the Credit Agreement (and the incurrence by Subsidiaries of the Company of guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $80.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to Section 4.08 and less any amount incurred pursuant to clause (vii) below;

          (ii) the incurrence by the Company and any Guarantors of Indebtedness represented by the Notes and the Note Guarantees;

          (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations (whether or not incurred pursuant to Sale and Leaseback Transactions), mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, or any Permitted Refinancing Indebtedness thereof (provided,
                                                                    --------
     that the requirements of clause (ii) of the definition of Permitted Refinancing Indebtedness need not be met for purposes of this clause
     (iii)), in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (iv) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any Indebtedness permitted under the Fixed Charge Coverage Ratio test set forth in a Section 4.09(a)(1).

          (v) the incurrence by the Company or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however that (a) any subsequent issuance or
                   --------  -------
     transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (vi) the incurrence by the Company of Hedging Obligations; and

          (vii) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this Section 4.09 other than

     Indebtedness incurred pursuant to clause (i) above in excess of $70.0 million) in an aggregate principal amount at any time outstanding not to exceed $10.0 million.

          SECTION 4.10.  Limitation on Restricted Payments.  (a)  The Company
                         ---------------------------------
shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any distribution of any kind or character (whether in cash, securities or other property) on account of any class of the Company's or any of its Subsidiaries' Equity Interests or to holders thereof (including, without limitation, any payment to stockholders of the Company in connection with a merger or consolidation involving the Company), other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions payable solely to the Company or any Wholly Owned Subsidiary of the Company;

               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any Subsidiary of the Company or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);

               (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is pari passu with or subordinated to the
                                      ----------
     Notes or any Note Guarantees prior to any scheduled repayment date, mandatory sinking fund payment date or final maturity date (other than the Notes), other than through the purchase, redemption or acquisition by the Company of Indebtedness of the Company or any of its Subsidiaries through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock) of the Company; or

               (iv)  make any Investment (other than Permitted Investments)

    (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                    (I) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                    (II) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth under Section 4.09(a) hereof; and

                    (III) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Subsidiaries on or after the date of this Indenture (excluding Restricted Payments permitted by Sections 4.10(b)(ii),

          4.10(b)(iii) and 4.10(b)(iv) hereof) is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate
                                               ----
          net cash proceeds received by the Company from the issue or sale after the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock).

          (b) The foregoing clauses (II) and (III) of Section 4.10(a) will not prohibit:

               (i) the payment of any dividend on any class of Capital Stock of the Company or any Subsidiary of the Company within 60 days after the date of declaration thereof, if on the date on which such dividend was declared such payment would have complied with the provisions of this Indenture; or

               (ii) the making of any Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that any net cash proceeds that are utilized for any such
             --------
     Investment, and any Net Income resulting therefrom, shall be excluded from clause (III) of Section 4.10(a); or

               (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that any net cash proceeds that are
                                   --------
     utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clause (III) of Section 4.10(a); or

               (iv)  the defeasance, redemption or repurchase of pari passu or
                                                                 ----------
     subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that any net cash
                                              --------
     proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clause (III) of Section 4.10(a); or

               (v) any payment by the Company or any of its Subsidiaries directly or through any direct or indirect parent company (A) in connection with the repurchase of outstanding shares of Capital Stock of the Company or GHC following the death, disability or termination of employment of

     Management Stockholders and (B) of amounts required to be paid to participants or former participants in employee benefit plans upon any termination of employment by such participants as provided in the documents related thereto, in an aggregate amount (for both clauses (A) and (B)) not to exceed $1.0 million in any fiscal year (provided that any unused amount may be carried over to any subsequent fiscal year subject to a maximum amount of $1.5 million in any fiscal year); or

               (vi) payments to GHC pursuant to a tax sharing agreement under which the Company is allocated its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis); or

               (vii) loans, advances, dividends or distributions by the Company or any of its Subsidiaries to GHC to pay for corporate, administrative and operating expenses in the ordinary course of business, including payment of directors' and officers' liability insurance premiums, directors' fees, and fees, expenses and indemnities in connection with the Acquisition and Financing Transactions and related transactions in an aggregate amount not to exceed $1.0 million in any fiscal year; or

               (viii) (A) loans, advances, dividends or distributions by the Company or any of its Subsidiaries to GHC not to exceed an amount necessary to permit GHC to pay (I) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting or other obligations under the Credit Agreement or any related collateral documents or guarantees,
     (II) its expenses incurred in connection with any public offering of equity securities which has been terminated by the board of directors of GHC, the net proceeds of which were specifically intended to be received by or contributed or loaned to the Company and (B) loans or advances by the Company or any of its Subsidiaries to GHC not to exceed an amount necessary to permit GHC to pay its interim expenses incurred in connection with any public offering of equity securities the net proceeds of which are specifically intended to be received by or contributed or loaned to the Company, which, unless such offering shall have been terminated by the board of directors of GHC, shall be repaid to the Company promptly out of the proceeds of such offering.

          (d) The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined by the Board, whose determination shall be conclusive if evidenced by a Board Resolution) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted, setting forth the basis upon which the calculations required by this
Section 4.10 were computed and accompanied by such Board Resolution, which calculations may be based upon the Company's latest available financial statements.

          SECTION 4.11.  Limitation on Dividends and Other Payment Restrictions
                         ------------------------------------------------------
Affecting Subsidiaries.  The Company shall not, and shall not permit any of its
----------------------

Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

          (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or

          (b) pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or

          (c)  make loans or advances to the Company or any of its Subsidiaries;
or

          (d) sell, lease or transfer any of its properties or assets to the Company or any of its Subsidiaries; or

          (e) guarantee the obligations of the Company evidenced by the Notes or any renewals, refinancings, exchanges, refundings or extensions thereof,

except for such encumbrances or restrictions existing under or by reason of:

                (i)  this Indenture and the Notes;

               (ii)  applicable law;

               (iii) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the
                                                           --------
     Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture;

               (iv) any document or instrument governing Indebtedness incurred pursuant to Section 4.09(b)(iii) hereof, provided that any such restriction
                                              --------
     contained therein relates only to the asset or assets constructed or acquired in connection therewith;

               (v) Permitted Refinancing Indebtedness of Indebtedness described in clause (iii) of this Section 4.11(e), provided that the restrictions
                                              --------
     contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or

               (vi) any provision of the Credit Agreement as such provision is in effect on the date of initial issuance of the Notes.

          SECTION 4.12.  Limitation on Layering Debt.  The Company shall not
                         ---------------------------
incur, create, issue, assume , guarantee or otherwise become liable for any

Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

          SECTION 4.13.  Limitation on Liens. The Company shall not, and shall
                         -------------------
not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets, now owned or hereafter acquired, securing any Indebtedness other than Senior Indebtedness or Indebtedness specified in clauses (a) or (c) of the second sentence of the definition of "Senior Indebtedness," unless the Notes, in the case of the Company, or the Note Guarantees, in the case of the Guarantors, are secured equally and ratably with such other Indebtedness; provided that, if such
                                                  --------
Indebtedness is by its terms expressly subordinate to the Notes or the Note Guarantees, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes or the Note Guarantees with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the Note Guarantees.

          SECTION 4.14.  Limitation on Ownership of and Liens on Capital Stock.
                         -----------------------------------------------------
The Company (a) shall not permit any Person (other than the Company or any Wholly Owned Subsidiary of the Company) to own any Capital Stock of any Subsidiary of the Company, and (b) shall not permit any Subsidiary of the Company to issue Capital Stock (except to the Company or to a Wholly Owned Subsidiary) or create, incur, assume or suffer to exist any Lien thereon, in each case except:

          (i)  directors' qualifying shares;

          (ii) Capital Stock issued prior to the time such Person became a Subsidiary of the Company, provided that such Capital Stock was not issued in anticipation of such transaction;

          (iii) if such Subsidiary merges with another Subsidiary of the Company;

          (iv) if such Subsidiary ceases to be a Subsidiary of the Company (as a result of the sale of 100% of the shares of such Subsidiary, the Net Proceeds from which are applied in accordance with Section 4.08 hereof);

          (v) Liens on Capital Stock of any Subsidiary of the Company to secure Indebtedness incurred under the Credit Agreement or other Senior Indebtedness incurred in compliance with the Fixed Charge Coverage Ratio test set forth in
Section 4.09 (a)(i); or

          (vi) Liens on Capital Stock of any Subsidiary of the Company granted in accordance with the provisions of Section 4.13 hereof.

          SECTION 4.15.  Transactions with Affiliates.  The Company shall not,
                         ----------------------------
and shall not permit any of its Subsidiaries to, directly or indirectly, in any one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties, assets or services to, or make any payment to, or purchase any property, assets or services from, or enter into or make any agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), other than Exempt Affiliate Transactions, unless:

          (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Subsidiary with a Person that is not an Affiliate; and

          (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $1.0 million, a Board Resolution, as set forth in an Officer's Certificate, certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board, and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a written opinion issued by an independent financial advisor of national standing that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

          SECTION 4.16.  Reports.  Whether or not required by the rules and
                         -------
regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders, and file with the Trustee, within 15 days after it is or would have been required to file such with the Commission all information, documents and reports specified in Section 13 and Section 15(d) of the Exchange Act; provided, however, that the Company will not be required to furnish to the
     -------- --------
Holders of Notes or file with the Commission a report on Form 10-K for fiscal 1996. In addition, whether or not required by the rules and regulations of the Commission, at any time after the Company files a registration statement with respect to the Exchange Offer or a Shelf Registration Statement, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

          SECTION 4.17.  Sale and Leaseback Transactions.  The Company shall
                         -------------------------------
not, and shall not cause or permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction. Notwithstanding the foregoing, the Company or any Subsidiary may enter into a Sale and Leaseback Transaction if:

          (a) after giving pro forma effect to any such Sale and Leaseback Transaction, the Company shall be in compliance with Sections 4.09 and 4.13 hereof;

          (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property (as determined by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution);

          (c) the aggregate rent payable by the Company in respect of such Sale and Leaseback Transaction is not in excess of the fair market rental value of the property leased pursuant to such Sale and Leaseback Transaction; and

          (d) the Company shall apply the net cash proceeds of the sale as provided in Section 4.08 hereof, to the extent required therein.

          SECTION 4.18.  Payments for Consent, Waiver or Amendment. Neither the
                         -----------------------------------------
Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

          SECTION 4.19.  Waiver of Stay, Extension or Usury Laws.  The Company
                         ---------------------------------------
and the Guarantors will not at any time, to the extent that they may lawfully not do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and, to the extent that they may lawfully do so, the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law and expressly agree that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.20.  Compliance Certificate; Notice of Default or Event of
                         -----------------------------------------------------
Default.  (a)  The Company shall deliver to the Trustee within 120 calendar days
-------
after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

          For the purposes of this Section 4.20(a), compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) The Company shall deliver written notice to the Trustee immediately upon any executive officer of the Company becoming aware of the occurrence of any event which constitutes, or with the giving of notice or the lapse of time or both would constitute, a Default or Event of Default, describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          (c) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.16 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          SECTION 4.21.  Investment Company Act.  None of the Company or its
                         ----------------------
Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

          SECTION 4.22.  Further Instruments and Acts.  Upon request of the
                         ----------------------------
Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

          SECTION 5.01.  Merger, Consolidation or Sale of Assets.  The Company
                         ---------------------------------------
shall not, and shall not permit any Subsidiary of the Company to, in a single transaction or series of related transactions, consolidate or merge with or into (other than the consolidation or merger of a Wholly Owned Subsidiary of the Company with another Wholly Owned Subsidiary of the Company or into the Company) (whether or not the Company or such Subsidiary is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

          (a) either (i) the Company, in the case of a transaction involving the Company, or such Subsidiary, in the case of a transaction involving a Subsidiary of the Company, is the surviving corporation or (ii) in the case of a transaction involving the Company or a Guarantor, the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Notes and this Indenture or such Guarantor under the relevant Note Guarantee and this Indenture, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (b) immediately after such transaction no Default or Event of Default exists;

          (c) in the case of a transaction involving the Company, the Company or, if other than the Company, the corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; provided, however, that in the case of a transaction involving a merger or
--------  -------
consolidation between GHC and the Company in contemplation of an underwritten primary public offering of the common stock of the corporation formed by or surviving any such merger or consolidation, the Consolidated Net Worth of such corporation immediately after the transaction may be up to $1.0 million less than the Consolidated Net Worth of the Company immediately preceding the transaction, and (ii) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof;

          (d) if, as a result of any such transaction, property or assets of the Company or a Guarantor would become subject to a Lien securing Indebtedness not excepted from the provisions of this Indenture described in Section 4.13 hereof, the Company, any such Guarantor or the surviving entity, as the case may be, shall have secured the Notes and the relevant Note Guarantee, as required by such provisions; and

          (e) the Company shall deliver, or cause to be delivered to the Trustee, an Officers' Certificate and, except in the case of a merger of a Subsidiary of the Company into the Company or into a Wholly Owned Subsidiary of the Company, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture with respect thereto, comply with this Section 5.01 and that all conditions precedent herein provided relating to such transaction or series of transactions have been complied with.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.02. Successor Corporation Substituted.  Upon any
                        ---------------------------------
consolidation with, or merger by the Company with and into, any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property of the Company and its Subsidiaries taken as a whole in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged, or the Person to which such sale, conveyance, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes, except for the obligation to pay the principal of, premium, if any, and interest
------
or Liquidated Damages, if any, on the Notes.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

          SECTION 6.01.  Events of Default.  The term "Event of Default,"
                         -----------------
wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the Company fails to make any payment of interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable and such failure continues for a period of 30 calendar days, whether or not such payment is prohibited by the provisions of Article X hereof; or

          (b) the Company fails to make any payment of the principal or of premium, if any, on any Note when the same becomes due and payable at Maturity, whether or not such payment is prohibited by the provisions of Article X hereof; or

          (c) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.07, 4.08, 4.09, 4.10, 4.14 and 5.01 hereof; or

          (d) the Company fails to comply with any of its other agreements or covenants in provisions of the Notes or this Indenture and such failure continues for 60 days after written notice by the Trustee or Holders of at least 25% of the aggregate principal amount of the Notes outstanding; or

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of such Indebtedness at final maturity thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, exceeds in the aggregate $10.0 million; or

          (f) a final judgment or final judgments for the payment of money not fully covered by insurance are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such
                                --------
undischarged judgments exceeds $10.0 million; or

          (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging the Company or any Subsidiary of the Company a bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the

Company or any Subsidiary of the Company under any Bankruptcy Law, or (C) appointing a Custodian of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or (D) ordering the winding-up or liquidation of the affairs of the Company or any Subsidiary of the Company, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

          (h) (i) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary of the Company; or (iii) the filing by the Company or any Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or (iv) the consent by the Company or any Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or (v) the making by the Company or any Subsidiary of the Company of an assignment for the benefit of creditors; or
(vi) the admission by the Company or any Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vii) the approval by stockholders of the Company or any Subsidiary of the Company of any plan or proposal for the liquidation or dissolution of the Company or any Subsidiary of the Company; or (viii) the taking of corporate action by the Company or any Subsidiary of the Company in furtherance of any such action; or

          (i) the Note Guarantee of any Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of this Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms such Guarantor's obligations under its Note Guarantee (other than by reason of a release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture).

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         ------------
Event of Default specified in Section 6.01(g) or Section 6.01(h)) occurs and is continuing, then and in every such case the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of all of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes then outstanding to be immediately due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with any premium or Liquidated Damages, if applicable). If an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof occurs, such an amount shall ipso
                                                                          ----
facto become and be immediately due and payable without any declaration or other
-----
act on the part of the Trustee or any Holder.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default

(except nonpayment of principal, interest, premium or Liquidated Damages that have become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.  The Company covenants that if an Event
                         --------------
of Default specified in Section 6.01(a) or Section 6.01(b) occurs the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest (and Liquidated Damages, if any) and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest (and Liquidated Damages, if any) at the rate or rates prescribed therefor in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants, experts and other consultants and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, each Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company, each Guarantor or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.04.  Waiver of Past Defaults.  The Holders of not less than
                         -----------------------
a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Article VI, except a continuing Default or Event of Default (a) in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note (except a payment default resulting from an acceleration that has been rescinded), or (b) in respect of a covenant or provision hereof which under Section 9.02 hereof cannot be modified or amended without the consent of the Holder of each outstanding Note. Any such waiver may (but need not) be given in connection with a tender offer or exchange offer for the Notes.

          SECTION 6.05.  Control by Majority.  The Holders of not less than a
                         -------------------
majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that
         --------

          (a) such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders and would not subject the Trustee to personal liability, and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.06.  Limitation on Suits.  No Holder shall have any right to
                         -------------------
institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 30 calendar days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Notes;

in any event, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

          SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or the Redemption Dates or purchase dates provided for therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Trustee May File Proofs of Claim.  In case of the
                         --------------------------------
pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under any Bankruptcy Law, relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of principal of, premium, if any, and interest and Liquidated Damages, if any, owing and unpaid in respect of the Notes, to file such other papers or documents and to take such other actions, including participating as a member or otherwise in any official committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same; and any Custodian, in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.09.  Priorities.  Any money collected by the Trustee
                         ----------
pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest or Liquidated Damages, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     7.07 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest and Liquidated Damages, if any, respectively; and

          THIRD:  To the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states such record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

          SECTION 6.10.  Undertaking for Costs.  All parties to this Indenture
                         ---------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note on or after its Stated Maturity.

          SECTION 6.11. Waiver of Stay or Extension Laws.  The Company (to the
                        --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 6.12. Trustee May Enforce Claims Without Possession of the
                        ----------------------------------------------------
Notes.  All rights of action and claims under this Indenture or the Notes may be
-----
prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

          SECTION 6.13.  Restoration of Rights and Remedies.  If the Trustee or
                         ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.14.  Rights and Remedies Cumulative.  Except as otherwise
                         ------------------------------
provided in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.15.  Delay or Omission Not Waiver.  No delay or omission of
                         ----------------------------
the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII

                                    TRUSTEE

          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such
                                --------
certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that: (i) this paragraph (c) shall not limit the effect of
            --------
paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
6.05 hereof.

          (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.

          SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may rely on any
                         -----------------
document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.01(b) hereof, the Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent; provided that such agent was
                                                    --------
appointed with due care by the Trustee.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful
        --------
misconduct or negligence.

          (e) The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g),
6.01(h) or 6.01(i) hereof, of the identity of any Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer with responsibility for the administration of this Indenture shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder.

          (f) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee, any Paying
                         ----------------------------
Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar hereunder, as the case may be; provided that
                                                                  --------
the Trustee must in any event comply with Section 7.10 and Section 7.11 hereof.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible (a) for any statement of the Company in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or (b) for compliance by the Company with the Registration Rights Agreement.

          SECTION 7.05.  Notice of Defaults.  Within 90 calendar days after the
                         ------------------
occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided that, except in the case of a
                                         --------
Default in the payment of the principal of (or premium, if any) or interest (or Liquidated Damages) on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          SECTION 7.06.  Preservation of Information; Reports by Trustee to
                         --------------------------------------------------
Holders.  (a)  The Company shall furnish or cause to be furnished to the
-------
Trustee:

          (i) semiannually, not less than 10 calendar days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the Record Date immediately preceding such Interest Payment Date, and

          (ii) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar for
--------  -------
the Notes, no such list need be furnished with respect to the Notes.

          (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.06(a) hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.06(a) hereof upon receipt of a new list so furnished.

          (c) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

          (d) Each Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.06, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 7.06.

          (e) Within 60 calendar days after December 31 of each year commencing with the year 1996, the Trustee shall transmit by mail to all Holders, a brief report dated as of such December 31 if and to the extent required under Section 313(a) of the Trust Indenture Act.

          (f) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

          (g) A copy of each report described in Sections 7.06(e) and (f) hereof shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee of any stock exchange upon which the Notes are listed.

          SECTION 7.07.  Compensation and Indemnity.  (a)  The Company shall pay
                         --------------------------
to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants, experts and other consultants. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

          (b) The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) arising out of or incurred by it in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (c) The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          (d) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on, particular Notes.

          (e) The Company's payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and discharge of this Indenture. Subject to any other rights available to the Trustee under applicable bankruptcy law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or Section 6.01(h) hereof, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee.  (a)  No resignation or removal
                         ----------------------
of the Trustee and no appointment of a successor Trustee pursuant to this
Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.08.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company. A successor Trustee may be appointed by Act of the Holders with the Company's consent. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (d)  If at any time:

               (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

               (ii) the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any such Holder; or

               (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under any Bankruptcy Law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a Custodian of the Trustee or of its Property or affairs, or any public officer shall take charge or control of the Trustee or of its Property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

               (iv) the Trustee shall commence a voluntary case under any Bankruptcy Law or shall consent to the appointment of or taking possession by a Custodian of the Trustee or its Property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.10 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 7.08, become the successor Trustee and to that extent replace any successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder for at least six months may, subject to Section 6.10 hereof, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate National Trust Office.

          (g) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its Liens, if any, provided for in Section 7.07 hereof.

          (h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.08(g) hereof.

          (i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

          SECTION 7.09.  Successor Trustee by Merger.  Any corporation into
                         ---------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such
                                                          --------
corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

          SECTION 7.10.  Eligibility; Disqualification.  (a)  There shall at all
                         -----------------------------
times be a Trustee hereunder which shall be:

          (i) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; or

          (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000.

          (b) If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Guarantor nor any of their respective Affiliates shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this
Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

          (c) If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         -------------------------------------------------
Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.
A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                                  ARTICLE VIII

                                   DEFEASANCE

          SECTION 8.01.  Company's Option to Effect Legal Defeasance or Covenant
                         -------------------------------------------------------
Defeasance.  The Company may elect, at its option, at any time, to have Section
----------
8.02 or Section 8.03 hereof applied to the outstanding Notes (in whole and not in part) upon compliance with the conditions set forth below in this Article
VIII. Such election shall be evidenced by a Board Resolution delivered to the Trustee and shall specify whether the Notes are being defeased to Stated Maturity or to a specified Redemption Date determined in accordance with the terms of this Indenture and the Notes.

          SECTION 8.02.  Legal Defeasance and Discharge.  Upon the Company's
                         ------------------------------
exercise under Section 8.01 hereof of its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part), the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to such Notes as provided in this Section 8.02 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes which shall thereafter be deemed to be "outstanding" only for the purpose of Section 8.05 hereof and the other Section of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when payments are due from the trust referred to below,

          (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.09, 4.02, 4.03 and 4.04 hereof,

          (c)  the Company's obligations under the Registration Rights
Agreement,

          (d) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith,

          (e)  Article III hereof, and

          (f)  this Article VIII.

          Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part) notwithstanding the prior exercise of its option to have
Section 8.03 hereof applied to such Notes.

          SECTION 8.03.  Covenant Defeasance.  Upon the Company's exercise under
                         -------------------
Section 8.01 hereof of its option to have this Section 8.03 applied to the outstanding Notes (in whole and not in part):

          (a)  the Company shall be released from its obligations under Sections
4.05 through 4.17, inclusive, and Section 5.01(c);

          (b)  the occurrence of any event specified in Section 6.01(c), or
Section 6.01(d) hereof, with respect to any of Section 5.01(c) or Sections 4.05 through 4.17, inclusive, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section
8.03 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Covenant Defeasance"); and

          (c) the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent, declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

          For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 6.01(c) and 6.01(d) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document; but the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01 (e) and 6.01(f) hereof shall thereafter not constitute Events of Default.

          SECTION 8.04.  Conditions to Legal Defeasance or Covenant Defeasance.
                         -----------------------------------------------------
The following shall be the conditions to the application of Section 8.02 or
Section 8.03 hereof to the outstanding Notes:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders, (i) cash in United States dollars, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States dollars, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of, premium, if any, and any installment of interest and Liquidated Damages on the outstanding Notes on the Stated Maturity thereof or applicable Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Notes;

          (b) In the event of an election to have Section 8.02 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case
(i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur;

          (c) In the event of an election to have Section 8.03 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee stating that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

          (d) No Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit (other than a Default or Event of Default resulting from the borrowing of funds (or the granting of a Lien as security therefor) to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in Section 6.01(g) or Section 6.01(h), any time on or prior to the 123rd calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 123rd calendar day);

          (e) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Notes are in default within the meaning of such Act);

          (f) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, the Guarantors or others;

          (h) Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

          (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

          SECTION 8.05.  Deposited Money and U.S. Government Obligations to be
                         -----------------------------------------------------
Held in Trust; Miscellaneous Provisions.  (a)  All money and U.S. Government
---------------------------------------
Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest and Liquidated Damages, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article X hereof. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

          (b) Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon receipt of a Company Order any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Notes.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         -------------
unable to apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company and the Guarantors have been discharged or released pursuant to Section 8.02 or 8.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.05 hereof with respect to such Notes in accordance with this

Article VIII; provided that if the Company makes any payment of principal of or
              --------
any premium or interest or Liquidated Damages on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

                                   ARTICLE IX

                                   AMENDMENTS

          SECTION 9.01.  Without Consent of Holders.  The Company, the
                         --------------------------
Guarantors and the Trustee may, at any time, and from time to time, without notice to or consent of any Holder, enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and contained in the Notes; or

          (b) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company; or

          (c)  to add any additional Events of Default; or

          (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes; or

          (e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee; or

          (f)  to secure the Notes; or

          (g) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect the interests
           --------
of the Holders in any material respect; or

          (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (i) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under this Indenture (including, without limitation, Article XI hereof).

          SECTION 9.02.  With Consent of Holders.  (a)  With the consent of the
                         -----------------------
Holders of not less than a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes), by Act of said Holders delivered to the

Company and the Trustee, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders (including Sections 4.07 and 4.08 hereof); provided that no such supplemental
                                           --------
indenture shall, without the consent of the Holder of each outstanding Note:

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; or

          (ii) reduce the principal of or premium on or change the Stated Maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 4.07 and 4.08 hereof; or

          (iii) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); or

          (v) make any Note payable in money other than that stated in the Notes; or

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes; or

          (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.07 or Section 4.08 hereof); or

          (viii) modify the ranking or priority of the Notes or the Note Guarantee of any Guarantor; or

          (ix) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the terms of this Indenture; or

          (x) make any change in Sections 6.04 or 6.07 hereof or the foregoing amendment and waiver provisions.

          (b) Notwithstanding the foregoing, without the consent of the holders of not less than a majority in principal amount of all outstanding Senior Indebtedness, as evidenced by a certificate from their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, and receipt of a certificate from the Representative of the Senior Bank Debt that the Required Lenders (as defined in the Credit Agreement) have so consented, no such supplemental indenture shall make any change in
Article X, this Section 9.02(b) or Sections 8.04(f) or 11.04 hereof, if such change would adversely affect the rights of any holder of Senior Indebtedness. The Trustee shall request such consent by sending a notice to such Representative in accordance with Section 10.10 hereof.

          (c)  It shall not be necessary for any Act of Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          (d) After an amendment or supplement under this Section or a waiver under Section 6.04 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not however, in any way impair or affect the validity of any such amended or supplemented indenture or waiver.

          SECTION 9.03.  Effect of Supplemental Indentures.  Upon the execution
                         ---------------------------------
of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.04.  Compliance with Trust Indenture Act.  Every amendment
                         -----------------------------------
or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

          SECTION 9.05.  Revocation and Effect of Consents and Waivers.  (a) A
                         ---------------------------------------------
consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; provided that any such Holder or
                                            --------
subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

          SECTION 9.06.  Notation on or Exchange of Notes.  If a supplemental
                         --------------------------------
indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the

Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

          SECTION 9.07.  Trustee to Execute Supplemental Indentures.  The
                         ------------------------------------------
Trustee shall execute any supplemental indenture authorized pursuant to this
Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel provided by the Company stating that:

          (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

          (b) the Company and each Guarantor have all necessary corporate power and authority to execute and deliver the supplemental indenture and the execution, delivery and performance of such supplemental indenture have been duly authorized by all necessary corporate action of the Company and each Guarantor;

          (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture,
(ii) the charter documents and By-Laws of the Company or any Guarantor or (iii) any material agreement or instrument to which the Company or any Guarantor is subject;

          (d) to the best knowledge and belief of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or any Guarantor or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

          (e) such supplemental indenture has been duly and validly executed and delivered by the Company and each Guarantor, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligation of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

          (f) this Indenture together with such amendment or supplement complies with the Trust Indenture Act.

                                   ARTICLE X

                                 SUBORDINATION

          SECTION 10.01.  Agreement to Subordinate.  The Company agrees, and
                          ------------------------
each Holder by accepting a Note agrees, that Obligations owing with respect to the Note or this Indenture (other than Section 7.07 hereof) are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all Obligations in respect of Senior Indebtedness (whether outstanding on the date hereof or hereafter incurred), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness.

          SECTION 10.02.  Liquidation; Dissolution; Bankruptcy.  Upon any
                          ------------------------------------
distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

          (a) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness regardless of whether such interest is an allowed claim in such proceeding) before Holders shall be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive and retain (i) securities of a Person that are subordinated ("Subordinated Reorganization Securities") to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness, and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (b) until all Obligations with respect to Senior Indebtedness (as provided in subsection (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Holders may receive and retain (i) Subordinated Reorganization Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

          SECTION 10.03.  Default on Designated Senior Indebtedness.  (a)  The
                          -----------------------------------------
Company may not make any payment upon or with respect to the Notes (other than (i) Subordinated Reorganization Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) if:

               (i) a default in the payment of any principal of, premium, if any, or interest on, or of any regularly accruing fees constituting, Obligations in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

               (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness which permits holders of such Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.10 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this
     Section 10.03 unless and until at least 360 days shall have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice. No default specified in this clause (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

          (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them:

               (i) in the case of a default referred to in Section 10.03(a)(i), the date upon which such default is cured or waived, or

               (ii) in the case of a default referred to in Section 10.03(a)(ii) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated, if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

          SECTION 10.04.  Acceleration of Notes.  If payment of the Notes is
                          ---------------------
accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

          SECTION 10.05.  When Distribution Must be Paid Over.  In the event
                          -----------------------------------
that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X or in Section 9.02(b), and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          SECTION 10.06.  Notice By Company.  The Company shall promptly notify
                          -----------------
the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this
Article X, but failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness as provided in this Article X.

          SECTION 10.07.  Subrogation.  After all Senior Indebtedness is paid in
                          -----------
full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

          SECTION 10.08.  Relative Rights.  This Article X defines the relative
                          ---------------
rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, on and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

          (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

          (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article X to pay principal of, premium, if any, on or interest or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.

          SECTION 10.09.  Subordination May Not be Impaired by Company.  No
                          --------------------------------------------
right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

          SECTION 10.10.  Distribution or Notice to Representative.  Whenever a
                          ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative. In the event that the Company incurs any Senior Indebtedness after the date of this Indenture, the Company shall promptly notify the Trustee of the identity of the Representative with respect to such Senior Indebtedness.

          Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

          SECTION 10.11.  Rights of Trustee and Paying Agent.  Notwithstanding
                          ----------------------------------
the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate National Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the holders of Designated Senior Indebtedness or a Representative thereof may give the notice. Nothing in this Article X shall impair the claims of, or payments to, the Trustee under or pursuant to Section
7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

          SECTION 10.12.  Authorization to Effect Subordination.  Each Holder of
                          -------------------------------------
a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any judicial proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property at least 30 days before the expiration of the time to file such claim, the Representative of the Designated Senior Indebtedness (or, if no Designated Senior Indebtedness exists, any Representative) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                   ARTICLE XI

               NOTE GUARANTEES; SUBORDINATION OF NOTE GUARANTEES;
                           RELEASE OF NOTE GUARANTEES

          SECTION 11.01.  Note Guarantees.  (a)  Subject to the provisions of
                          ---------------
this Article XI, each Person who shall become a Guarantor shall, jointly and severally, irrevocably and unconditionally Guarantee to each Holder and to the Trustee on behalf of the Holders (i) the due and punctual payment of principal of, premium, if any, interest and Liquidated Damages, if any, in full on each Note when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration, in connection with a Change of Control Offer, Asset Sale Offer or redemption, or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium, if any, interest and Liquidated Damages, if any, in full on the Notes, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the other Guarantors to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Notes and this Indenture. In case of the failure of the Company punctually to make any such principal or interest payment or the failure of the Company or any other Guarantor to perform any such other Obligation, each Guarantor shall cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity by declaration of acceleration, in connection with a Change of Control Offer, Asset Sale Offer or redemption or otherwise, and as if such payment were made by the Company and to perform any such other Obligation of the Company immediately. Each Guarantor shall pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under these Note Guarantees. The Note Guarantees under this Article XI shall be guarantees of payment and not of collection.

          (b) The Company hereby waives and each Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or any other Guarantor, any right to require a proceeding first against the Company or any other Guarantor, protest or notice with respect to the Notes or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Note Guarantees will not be discharged except by complete performance of the Obligations contained in the Notes, in this Indenture and pursuant to the Note Guarantees.

          (c)  Each Guarantor shall waive and relinquish:

          (i) any right to require the Trustee, the Holders or the Company (each, a "Benefited Party") to proceed against the Company, the Subsidiaries of the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against such Guarantor;

          (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

          (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of any of the Guarantors, the Company, the Subsidiaries of the Company, any Benefited Party, or any creditor of the Guarantors, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

          (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against any Guarantor for reimbursement;

          (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (vi) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
     Section 1111(b)(2) of the Bankruptcy Law; and

          (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

          (d) Each Guarantor shall agree that, as between such Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the relevant Note Guarantee, the maturity of the Obligations Guaranteed by such Note Guarantee may be accelerated as provided in Article VI, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any acceleration of such Obligations (whether or not due and payable) such Obligations shall forthwith become due and payable by such Guarantor for purposes of such Note Guarantee.

          (e) The Note Guarantees shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, all as though such payment had not been made.

          (f) Each Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of the Note Guarantees or this Indenture; provided, however, that
                                                         --------  -------
a Guarantor shall not be entitled to enforce or to receive any payments until the principal of, premium, if any, interest and Liquidated Damages, if any, on all Notes issued hereunder shall have been paid in full.

          (g) Each Guarantor shall specifically designate the relevant Note Guarantee as Indebtedness of such Guarantor for purposes of this Indenture.

          SECTION 11.02.  Obligations of Guarantors Unconditional.  Each
                          ---------------------------------------
Guarantor shall agree that its Obligations hereunder shall be guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Notes or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Indenture, the entry of any judgment against the Company or any other Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          SECTION 11.03.  Limitation of Guarantor's Liability.  Each Guarantor
                          -----------------------------------
shall confirm, and by its acceptance hereof each Holder hereby confirms, that it is the intention of all such parties that the Note Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders hereby irrevocably agree and each Guarantor shall agree that the Obligations of such Guarantor under this Article XI shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article XI, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance under applicable federal, state or foreign law.

          SECTION 11.04.  Subordination of Note Guarantees.  (a)  Each Guarantor
                          --------------------------------
shall agree, and each Holder by accepting a Note agrees, that the Note Guarantee of such Guarantor shall be junior and subordinated to Obligations with respect to Senior Indebtedness of such Guarantor on the same basis that the Notes are junior and subordinated to Obligations with respect to Senior Indebtedness of the Company pursuant to Article X hereof. Without limiting the foregoing sentence, (i) each Guarantor shall be permitted to make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by such Guarantor only at such time as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article X hereof, and
(ii) the rights and obligations of the relevant parties relative to the Note Guarantee of such Guarantor and Senior Indebtedness of such Guarantor shall be the same as the respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article X hereof.

          (b) Upon any distribution to creditors of a Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

               (i) holders of Senior Indebtedness of such Guarantor or Senior Indebtedness of the Company shall be entitled to receive and retain payment in full in cash of all Obligations due in respect of Senior Indebtedness of such Guarantor or Senior Indebtedness of the Company (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of such Guarantor or Senior Indebtedness of the Company regardless of whether such interest is an allowed claim in such proceeding) before Holders shall be entitled to receive any payment with respect to the relevant Note Guarantee, and until all Obligations with respect to Senior Indebtedness of such Guarantor and Senior Indebtedness of the Company are paid in full in cash, any distribution to which Holders would be entitled shall be made to holders of Senior Indebtedness of such Guarantor or Senior Indebtedness of the Company (except that Holders may receive and retain (i) Subordinated Reorganization Securities that are subordinated to at least the same extent as the Note Guarantees to (A) Senior Indebtedness of such Guarantor and (B) any securities issued in exchange for Senior Indebtedness of such Guarantor and (ii) payments and other distributions made from any defeasance trust pursuant to Section 8.01 hereof); and

               (ii) until all Obligations with respect to Senior Indebtedness of such Guarantor and Senior Indebtedness of the Company (as provided in subsection (a) above) are paid in full in cash, any distribution that would have been made under such Note Guarantee but for this Article shall be made to holders of Senior Indebtedness of such Guarantor or Senior Indebtedness of the Company (except that Holders may receive and retain Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust pursuant to Section 8.01 hereof), as their interests may appear.

          (c) Such Guarantor shall not be permitted to make any payment in respect of its Note Guarantee (other than Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust pursuant to
Section 8.01 hereof) if:

               (i) a default in the payment of any principal of, premium, if any, or interest on, or of any regularly accruing fees constituting, Obligations in respect of Designated Senior Indebtedness of such Guarantor or of the Company occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness of such Guarantor or of the Company; or

               (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company which then permits holders of such Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a holder of Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company or a

     Representative thereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.04(c) unless and until at least 360 days shall have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice. No default specified in this clause (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

          (d) Such Guarantor shall be permitted to and shall resume payments on and distributions in respect of its Note Guarantee upon the earlier of:

               (i) in the case of a default referred to in Section 11.04(c)(i), the date upon which such default is cured or waived, or

               (ii) in the case of a default referred to in Section 11.04(c)(ii) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company has been accelerated, if this Article XI otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

          SECTION 11.05.  Release of Note Guarantees.  In the event of a sale or
                          --------------------------
other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, such Guarantor will be released and relieved of any obligations under its Note Guarantee; provided, in each case, that (i) such transaction is
                     --------
carried out pursuant to and in accordance with Section 4.08 and Section 5.01 hereof and (ii) such Guarantor is also released from its guarantee of the Company's Obligations under the Credit Agreement and does not guarantee any Senior Indebtedness. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 and Section 5.01 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Note Guarantee.

          In addition, any non-Wholly Owned Subsidiary of the Company that is released from its guarantee of the Company's Obligations under the Credit Agreement shall also be released from its Note Guarantee so long as such Subsidiary does not guarantee any Senior Indebtedness. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such Guarantor (i) is not a Wholly Owned Subsidiary of the Company, (ii) has been released from its guarantee of the Company's Obligations under the Credit Agreement, and (iii) does not guarantee any Senior Indebtedness, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Note Guarantee.

          Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of the Company, such Guarantor and any other Guarantor under this Indenture as provided in this Article XI.

          SECTION 11.06.  Application of Certain Terms and Provisions to
                          ----------------------------------------------
Guarantors.  (a)  For purposes of any provision of this Indenture which provides
----------
for the delivery by any Guarantor of an Officers' Certificate or an Opinion of Counsel, or both, the definitions of such terms in Section 1.01 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

          (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced by a Company Order; provided that the definition of such term in Section 1.01
                    --------
hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

          (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in Section 12.02 hereof.

          (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.03 and
Section 12.04 hereof as if all references therein to the Company were references to such Guarantor.

          SECTION 11.07. Guarantors.  The Company shall cause each Person that
                         ----------
becomes a Guarantor after the date of this Indenture to execute and deliver to the Trustee, promptly upon becoming a Guarantor, (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Person agrees and acknowledges that it is a Guarantor for all purposes of this Indenture (including, without limitation, Article X hereof) and which subjects such Person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

                                  ARTICLE XII

                                 MISCELLANEOUS

          SECTION 12.01.  Trust Indenture Act Controls.  If and to the extent
                          ----------------------------
that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

          SECTION 12.02.  Notices.  (a)  Any notice or communication shall be in
                          -------
writing and any such notice may be given by first class mail, postage prepaid or courier service, addressed as follows: if to the Company, or any Guarantor:
c/o Gorges/Quik to Fix Foods, Inc., 209 Range Road, Garland, Texas  75041,
Attention: President, with copies to CGW Southeast Partners III, L.P., Suite 210, Twelve Piedmont Center, Atlanta, Georgia 30305, Attention: William A. Davies and to Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: H. Sadler Poe; if to the Trustee: IBJ Schroder Bank & Trust Company, One State Street, New York, New York 10004,
Attention: Corporate Trust Administration, and any such notice or communication shall be effective when delivered or received or, if mailed, five days after deposit in the United States mail with proper postage for first class mail prepaid.

          (b) The Company, a Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first-class mail, postage prepaid, at the Holder's address as it appears in the Note Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to the Company, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          (c) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Guarantors.

          SECTION 12.03.  Certificate and Opinion as to Conditions Precedent.
                          --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee upon request: (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.04.  Statements Required in Certificate or Opinion.  Each
                          ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.20 hereof) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 12.05.  Rules by Trustee, Paying Agent and Registrar.  The
                          --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Holders, and any Registrar and Paying Agent may make reasonable rules for their functions;

provided that no such rule shall conflict with terms of this Indenture or the
--------
Trust Indenture Act.

          SECTION 12.06.  Payments on Business Days.  If a payment hereunder is
                          -------------------------
scheduled to be made on a date that is not a Business Day payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

          SECTION 12.07.  Governing Law, Submission to Jurisdiction.
                          -----------------------------------------

          (a) THIS INDENTURE, THE NOTE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          (b) The Company hereby (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment, (v) agrees that service of process by mail to the addressed specified in Section 12.02 hereof shall constitute personal service of such process on it in any such suit, action or proceeding.

          SECTION 12.08.  No Recourse Against Others.  No director, officer,
                          --------------------------
employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

          SECTION 12.09.  Successors.  All agreements of the Company in this
                          ----------
Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

          SECTION 12.10.  Counterparts.  This Indenture may be executed in any
                          ------------
number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 12.11.  Table of Contents; Headings.  The table of contents,
                          ---------------------------
cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 12.12.  Severability.  In case any provision in this Indenture
                          ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.13.  Further Instruments and Acts.  Upon request of the
                          ----------------------------
Trustee, the Company and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              GORGES/QUIK-TO-FIX FOODS,


                              as Issuer
                              By   /s/ James A. O'Donnell
                                   ------------------------------
                              Name:    James A. O'Donnell
                                    -----------------------------
                              Title:   President
                                     ----------------------------


                              IBJ SCHRODER BANK & TRUST COMPANY,
                                  as Trustee
                              By   /s/ Max Volmar
                                 --------------------------------
                              Name:    Max Volmar
                                   ------------------------------

                              Title:   Vice President
                                     ----------------------------

STATE OF GEORGIA    )
                    )    SS.:
COUNTY OF DEKALB    )

          On the 25th day of November, 1996, before me personally came James A. O'Donnell, to me known, who, being by me duly sworn, did depose and say that he is President of Gorges/Quik-to-Fix-Foods, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.

                                /s/ Frankie L. Simmons
                               -------------------------------
                                      Notary Public

                               State of Georgia
                               My commission expires  8/3/99
[Seal]

                                                                       EXHIBIT A

                          FORM OF INITIAL GLOBAL NOTE
                          ---------------------------

                          FACE OF INITIAL GLOBAL NOTE
                          ---------------------------


                         GORGES/QUIK-TO-FIX FOODS, INC.

 No.
    ----                                                         CUSIP
                                 No. 382883AA4

              THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

              THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

              UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GORGES/QUIK-TO-FIX FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF NOVEMBER 25, 1996 AMONG GORGES/QUIK-TO-FIX FOODS, INC., AS ISSUER, AND IBJ SCHRODER BANK & TRUST COMPANY AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.


                                  GLOBAL NOTE
            REPRESENTING 11 1/2% SENIOR SUBORDINATED NOTES DUE 2006

          Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on December 1, 2006.

          Interest Payment Dates:  June 1 and December 1, commencing June
1, 1997.

          Record Dates:  May 15 and November 15.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

          IN WITNESS WHEREOF, Gorges/Quik-to-Fix Foods, Inc. has caused this Note to be duly executed under its corporate seal.


                                    GORGES/QUIK-TO-FIX FOODS, INC.



                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

          [Corporate Seal]


          Attest:
                 ------------------

          Dated:
                -------------------




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION



          ----------------------------------------
          as Trustee, certifies that this is one of the Notes referred to in the Indenture.

          By:
             -------------------------------------
               Authorized Signatory

                      REVERSE SIDE OF INITIAL GLOBAL NOTE

                         GORGES/QUIK-TO-FIX FOODS, INC.

                                  GLOBAL NOTE
            REPRESENTING 11 1/2% SENIOR SUBORDINATED NOTES DUE 2006

          1.  Indenture.
              ---------

          This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its 11 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of November 25, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company, as issuer, and IBJ Schroder Bank & Trust Company as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, if any, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

          The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes.

          2.  Principal and Interest.
              ----------------------

          Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on December 1, 2006.

          The Company shall pay interest at a rate of 11 1/2% per annum, from November 25, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

          If this Note is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the New Note or New Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such New Note or New Notes to the Holder or Holders of such New Note or New Notes on the first Record Date with respect to such New Note or New Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment

Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the New Note or New Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

          To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

         3.  Registration Rights; Liquidated Damages.
             ---------------------------------------

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 25, 1996, between the Company and the Initial Purchasers (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.

          4.  Method of Payment.
              -----------------

          The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by checks, mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer immediately available funds to the accounts specified by the Holders thereof.

          5.  Paying Agent and Registrar.
              --------------------------

          Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar; provided that if the Company or such Affiliate
                                  --------
is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

          6.  Note Guarantees.
              ---------------

          There are currently no Note Guarantees. This Note may become entitled to the benefits of future Note Guarantees to be made by each future direct or indirect Subsidiary of the Company (each singularly, a "Guarantor" and together, the "Guarantors"). Each Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

          7.  Subordination.
              -------------

          This Note is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

          8.  Redemption.
              ----------

          The Notes are not redeemable at the option of the Company prior to December 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning December 1 of the years indicated below:


                    YEAR                    PERCENTAGE
                    ----                    -----------
                    2001                     105.750%
                    2002                     103.833%
                    2003                     101.917%
                    2004 and thereafter      100.000%

          Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company, at its option, may redeem the Notes, in part, with the net proceeds of a Public Equity Offering made by the Company or of a capital contribution made by GHC to the common equity capital of the Company with the net proceeds of a Public Equity Offering made by GHC, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below; provided, however, that after any such redemption the aggregate
                 --------- -------
principal amount of the Notes outstanding must equal at least 65% of the aggregate original principal amount of the Notes.


                    YEAR                    PERCENTAGE
                    ----                    -----------
                    1996                      111.50%
                    1997                      110.75%
                    1998                      110.00%

                The Notes are not subject to any sinking fund.

          9.  Notice of Redemption.
              --------------------


          At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send, or cause to be sent, a notice of redemption, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

          10.  Repurchase at the Option of Holders upon Change of Control.
               ----------------------------------------------------------

          Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

          Within 30 calendar days after the date of any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

          Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

          11.  Repurchase at the Option of Holders upon Asset Sale.
               ---------------------------------------------------

          If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

          Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

          12.  The Global Note.
               ---------------

          So long as this Global Note is registered in the name of the Depository or its nominee, members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depository or the Trustee as its custodian, and the Depository may be treated by the Company, the Guarantors, if any, the Trustee and any agent of the Company, the Guarantors, if any, or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, if any, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or (ii) impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

          The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

          Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of
                --------
$1,000 or an integral multiple of $1,000.

          13.  The Registered Exchange Offer.
               -----------------------------

          Any Initial Notes represented by this Global Note that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for a Global Note representing New Notes of equal principal amount upon surrender of this Global Note to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

          14.  Transfer and Exchange.
               ---------------------

          The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

           15.  Denominations.
                -------------

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

          16.  Discharge and Defeasance.
               ------------------------

          Subject to certain conditions, the Company may, at any time, terminate some or all of the obligations of the Company and each Guarantor, if any, under the Notes, each Note Guarantee, if any, and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

          17.  Amendment, Waiver.
               -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture;
(iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

          18.  Defaults and Remedies.
               ---------------------

          Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the

Trustee or the Holders of at least 25% in principal amount of the Notes); (iv) default in the payment of Indebtedness of the Company or any of its Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million in the aggregate; or (vii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denying or disaffirming the Note Guarantee of such Guarantor.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          19.  Individual Rights of Trustee.
               ----------------------------

          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, if any, or its or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

          20.  No Recourse Against Certain Others.
               ----------------------------------

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any such Guarantor under the Notes, the Note Guarantees, if any, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

          21.  Authentication.
               --------------

          This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.Abbreviations.Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

          23.  CUSIP Numbers.
               -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          24.  Governing Law.
               -------------

          THE INDENTURE, ANY NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                    Gorges/Quik-to-Fix Foods, Inc.
                    209 Range Road
                    Garland, Texas  75041
                    Attention:  President

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

          The initial principal amount at maturity of this Note shall be
$            .  The following decreases/increase in the principal amount in
 ------------
denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:


                                              Total
                                             Principal
                                             Amount at
                                             Maturity        Notation
               Decrease in   Increase in     Following        Made by
Date of        Principal     Principal         such            or on
Decrease/      Amount at     Amount at       Decrease/       Behalf of
Increase       Maturity      Maturity        Increase         Trustee
--------       --------      --------        --------         -------
----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------



----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------

----------     ----------    ----------      ----------      ----------


                                   ASSIGNMENT

                    (To be executed by the registered Holder
                 if such Holder desires to transfer this Note)

          FOR VALUE RECEIVED                             hereby sells, assigns
                             ---------------------------
and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

------------------------------------
|                                  |
|                                  |
------------------------------------


-------------------------------------------------------------------------------
                 (Please print name and address of transferee)


-------------------------------------------------------------------------------

          this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
                                               --------------------------------
Attorney to transfer this Note on the Security Register, with full power of substitution.

          Dated:
                 ---------------


-----------------------------------           ----------------------------------
       Signature of Holder                           Signature Guaranteed:

          NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

     In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have the entire principal amount

     $                 ($1,000 in principal amount or an integral multiple
      ----------------
     thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or
                                                      -------------------------
     an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

     In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

     the entire principal amount $                 ($1,000 in principal amount
                                  ----------------
     or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it
     or                                an amount in cash equal to 100% of the
       -------------------------------
     principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

          Dated:
                 ---------------

-------------------------------------       ----------------------------------
        Signature of Holder                        Signature Guaranteed:

          NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT B


                       FORM OF INITIAL CERTIFICATED NOTE
                       ---------------------------------

                       FACE OF INITIAL CERTIFICATED NOTE
                       ---------------------------------


                         GORGES/QUIK-TO-FIX FOODS, INC.

          No.                                            CUSIP No.
             ----                                                 ------------

               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                   11 1/2% SENIOR SUBORDINATED NOTE DUE 2006

                      Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation,
for value received, hereby promises to pay to         , or its registered
                                              --------
assigns, the principal amount of       , on December 1, 2006.
                                 ------

                      Interest Payment Dates: June 1 and December 1, commencing June 1, 1997.

                      Record Dates:  May 15 and November 15.

                      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                      IN WITNESS WHEREOF, Gorges/Quik-to-Fix Foods, Inc. has caused this Note to be duly executed under its corporate seal.

                                    GORGES/QUIK-TO-FIX FOODS, INC.



                                    By:
                                       ---------------------------------

                                    Name:
                                    Title:

          [Corporate Seal]

          Attest:
                 ----------------------

          Dated:
                ----------------------

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          ---------------------------------------,

               as Trustee, certifies that this is one of the Notes referred to in the Indenture.

          By:
             -------------------------------------

               Authorized Signatory

                   REVERSE SIDE OF INITIAL CERTIFICATED NOTE

                         GORGES/QUIK-TO-FIX FOODS, INC.

                   11 1/2% SENIOR SUBORDINATED NOTE DUE 2006

               1.  Indenture.

                   This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "11 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of November 25, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company, as issuer and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, if any, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                   The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes.

               2.  Principal and Interest.
                   ----------------------

                   Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal
amount of               to the Holder hereof on December 1, 2006.
          -------------

                   The Company shall pay interest at a rate of 11 1/2% per annum, from November 25, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                   Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                   If this Note is exchanged in a Registered Exchange Offer, prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the New Note or New Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such New Note or New Notes to the Holder or Holders of such New Note or New Notes on the first Record Date with respect to such New Note or New Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such

Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the New Note or New Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

                   To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or
Section 4.08 of the Indenture, or otherwise.

               3.  Registration Rights; Liquidated Damages.
                   ---------------------------------------

                   The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 25, 1996, between the Company and the Initial Purchaser (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.

               4.  Method of Payment.
                   -----------------

                   The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check, mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes that the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

               5.  Paying Agent and Registrar.
                   --------------------------

                   Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar; provided that if the Company or
                                                 --------
such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

               6.  Note Guarantees.
                   ---------------

                   There are currently no Note Guarantees. This Note may become entitled to the benefits of the future Note Guarantees to be made by each future direct or indirect Subsidiary of the Company (each singularly, a "Guarantor" and together, the "Guarantors"). Each Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

               7.  Subordination.
                   -------------

                   This Note is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

               8.  Redemption.
                   ----------

                   The Notes are not redeemable at the option of the Company prior to December 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning December 1 of the years indicated below:


                    YEAR                    PERCENTAGE
                    ----                    ----------
                    2001                     105.750%
                    2002                     103.833%
                    2003                     101.917%
                    2004 and                 100.000%
            thereafter


                   Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company, at its option, may redeem the Notes, in part, with the net proceeds of a Public Equity Offering made by the Company or of a capital contribution made by GHC to the common equity capital of the Company with the net proceeds of a Public Equity Offering made by GHC, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below; provided, however, that after any such redemption the
                       --------  -------
aggregate principal amount of the Notes outstanding must equal at least 65% of the aggregate original principal amount of the Notes.


                    YEAR                    PERCENTAGE
                    ----                    ----------
                    1996                      111.50%
                    1997                      110.75%
                    1998                      110.00%

                   The Notes are not subject to any sinking fund.

               9.  Notice of Redemption.
                   --------------------


                   At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send, or cause to be sent, a notice of redemption, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

                   If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

               10. Repurchase at the Option of Holders upon Change of Control.
                   ----------------------------------------------------------

                   Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

                   Within 30 calendar days after the date of any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of

Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

                   Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

               11. Repurchase at the Option of Holders upon Asset Sale.
                   ---------------------------------------------------

                   If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

               12. The Registered Exchange Offer.
                   -----------------------------

                   Any Initial Notes (including this Note) that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for New Notes of equal principal amount upon surrender of such Notes to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

               13. Transfer and Exchange.
                   ---------------------

                   The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

               14. Denominations.
                   -------------

                   The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount; provided that Initial Certificated Notes originally purchased by or transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000.

               15. Discharge and Defeasance.
                   ------------------------

                   Subject to certain conditions, the Company may, at any time, terminate some or all of the obligations of the Company and each Guarantor, if any, under the Notes, each Note Guarantee, if any, and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

               16. Amendment, Waiver.
                   -----------------

                   Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

               17. Defaults and Remedies.
                   ---------------------

                   Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) default in the payment of Indebtedness of the Company or any of its

Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries;
(vi) certain undischarged judgments in excess of $5.0 million in the aggregate; or (vii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denying or disaffirming the Note Guarantee of such Guarantor

                   If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                   Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               18. Individual Rights of Trustee.
                   ----------------------------

                   Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, if any, or its or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

               19. No Recourse Against Certain Others.
                   ----------------------------------

                   No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any such Guarantor under the Notes, the Note Guarantees, if any, or any such Guarantor or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

               20. Authentication.
                   --------------

                   This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

               21. Abbreviations.
                   -------------

                   Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

               22. CUSIP Numbers.
                   -------------

                   Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

               23. Governing Law.
                   -------------

                   THE INDENTURE, ANY NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                   The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

     Gorges/Quik-to-Fix Foods, Inc.
     209 Range Road
     Garland, Texas  75041
     Attention:  President

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                 if such Holder desires to transfer this Note)

                 FOR VALUE RECEIVED                             hereby sells,
                                    ---------------------------
assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

------------------------------------
|                                  |
|                                  |
------------------------------------


--------------------------------------------------------------------------------
                 (Please print name and address of transferee)


--------------------------------------------------------------------------------

this Note, together with all right, title and interest herein, and does hereby
irrevocably constitute and appoint                                  Attorney to
                                   --------------------------------
transfer this Note on the Security Register, with full power of substitution.

          Dated:
                 ---------------

-----------------------------------           ----------------------------------
        Signature of Holder                          Signature Guaranteed:

          NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

     In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have the entire principal amount

     $                 ($1,000 in principal amount or an integral multiple
           ----------------
     thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or
                                                     --------------------------
     an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

     In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have the entire principal
     amount $            ($1,000 in principal amount or an integral multiple
             -----------
     thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or
                                                     ---------------------------
     an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

          Dated:
                 ---------------



-----------------------------------           ----------------------------------
        Signature of Holder                         Signature Guaranteed:

          NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT C

                            FORM OF NEW GLOBAL NOTE
                            -----------------------

                            FACE OF NEW GLOBAL NOTE
                            -----------------------


                         GORGES/QUIK-TO-FIX FOODS, INC.

          No.                                       CUSIP No.
              ----                                           ----------------

               THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

               UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GORGES/QUIK-TO-FIX FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                  GLOBAL NOTE
            REPRESENTING 11 1/2%  SENIOR SUBORDINATED NOTES DUE 2006

                   Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on December 1, 2006.

                   Interest Payment Dates: June 1 and December 1, commencing June 1, 1997.

                   Record Dates:  May 15 and November 15.

                   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                   IN WITNESS WHEREOF, Gorges/Quik-to-Fix Foods, Inc. has caused this Note to be duly executed under its corporate seal.

                                 GORGES/QUIK-TO-FIX FOODS, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

          [Corporate Seal]


          Attest:
                 ----------------------

          Dated:
                ----------------------

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          ------------------------------------,

               as Trustee, certifies that this is one of the Notes referred to in the Indenture.

          By:
             ------------------------------
             Authorized Signatory

                        REVERSE SIDE OF NEW GLOBAL NOTE

                         GORGES/QUIK-TO-FIX FOODS, INC.

                                  GLOBAL NOTE


            REPRESENTING 11 1/2% SENIOR SUBORDINATED NOTES DUE 2006

               1.  Indenture.

                   This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "11 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of November 25, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company, as issuer, and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, if any, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                   The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes.

               2.  Principal and Interest.
                   ----------------------

                   Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on December 1, 2006.

                   The Company shall pay interest at a rate of 11 1/2% per annum, from November 25, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                   Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                   If this Note is issued pursuant to a Registered Exchange Offer, on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer, subsequent to the Record Date for the first

Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

                   To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or
Section 4.08 of the Indenture, or otherwise.

               3.  Method of Payment.
                   -----------------

                   The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by checks, mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes that the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

               4.  Paying Agent and Registrar.
                   --------------------------

                   Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar; provided that if the Company or
                                                 --------
such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

               5.  Note Guarantees.
                   ---------------

                   There are currently no Note Guarantees. This Note may become entitled to the benefits of future Note Guarantees to be made by each future direct or indirect Subsidiary of the Company (each singularly, a "Guarantor" and together, the "Guarantors"). Each Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

               6.  Subordination.
                   -------------

                   This Note is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. The Company agrees and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

               7.  Redemption.
                   ----------

                   The Notes are not redeemable at the option of the Company prior to December 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning December 1 of the years indicated below:


                       YEAR                 PERCENTAGE
                       ----                 ----------
                       2001                  105.750%
                       2002                  103.833%
                       2003                  101.917%
                       2004 and thereafter   100.000%

                   Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company, at its option, may redeem the Notes, in part, with the net proceeds of a Public Equity Offering made by the Company or of a capital contribution made by GHC to the common equity capital of the Company with the net proceeds of a Public Equity Offering made by GHC, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below; provided, however, that after any such redemption the
                       --------  -------
aggregate principal amount of the Notes outstanding must equal at least 65% of the aggregate original principal amount of the Notes.


                       YEAR                 PERCENTAGE
                       ----                 ----------
                       1996                   111.50%
                       1997                   110.75%
                       1998                   110.00%

                   The Notes are not subject to any sinking fund.

               8.  Notice of Redemption.
                   --------------------


                   At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send, or cause to be sent, a notice of redemption, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

                   If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

               9.  Repurchase at the Option of Holders upon Change of Control.
                   ----------------------------------------------------------

                   Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

                   Within 30 calendar days after the date of any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

                   Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

               10. Repurchase at the Option of Holders upon Asset Sale.
                   ---------------------------------------------------

                   If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                   Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

               11. The Global Note.
                   ---------------

                   So long as this Global Note is registered in the name of the Depository or its nominee, members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depository or the Trustee as its custodian, and the Depository may be treated by the Company, the Guarantors, if any, the Trustee and any agent of the Company, the Guarantors, if any, or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, if any, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or (ii) impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

                   The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

                   Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided
                                                                       --------
that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

               12. Transfer and Exchange.
                   ---------------------

                   A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

               13. Denominations.
                   -------------

                   The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

               14. Discharge and Defeasance.
                   ------------------------

                   Subject to certain conditions, the Company may, at any time, terminate some or all of the obligations of the Company and each Guarantor, if any, under the Notes, each Note Guarantee, if any, and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

               15. Amendment, Waiver.
                   -----------------

                   Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

               16. Defaults and Remedies.
                   ---------------------

                   Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) default in the payment of Indebtedness of the Company or any of its Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries;
(vi) certain undischarged judgments in excess of $5.0 million in the aggregate; or (vii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denying or disaffirming the Note Guarantee of such Guarantor.

                   If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                   Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               17. Individual Rights of Trustee.
                   ----------------------------

                   Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, if any, or its or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

               18. No Recourse Against Certain Others.
                   ----------------------------------

                   No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any such Guarantor under the Notes, the Note Guarantees, if any, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

               19. Authentication.
                   --------------

                   This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

               20. Abbreviations.
                   -------------

                   Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

               21. CUSIP Numbers.
                   -------------

                   Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

               22. Governing Law.
                   -------------

                   THE INDENTURE, ANY NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                   The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

      Gorges/Quik-to-Fix Foods, Inc.
      209 Range Road
      Garland, Texas  75041
      Attention:  President

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                   The initial principal amount at maturity of this Note shall
be $            . The following decreases/increase in the principal amount in
    ------------
denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:

                                                     Total
                                                   Principal
                                                   Amount at
                                                   Maturity         Notation
                 Decrease in      Increase in      Following        Made by
  Date of         Principal        Principal         such            or on
 Decrease/        Amount at        Amount at       Decrease/        Behalf of
 Increase         Maturity         Maturity        Increase          Trustee
 --------         --------         --------        --------          -------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------



----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------

----------       ----------       ----------       ----------       ----------


                                   ASSIGNMENT

                    (To be executed by the registered Holder if such Holder
                 desires to transfer this Note)

                 FOR VALUE RECEIVED                             hereby sells,
                                    ---------------------------
assigns and transfers unto



          PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

-----------------------------------
|                                 |
|                                 |
-----------------------------------


--------------------------------------------------------------------------------
                 (Please print name and address of transferee)


--------------------------------------------------------------------------------

          this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
                                               --------------------------------
Attorney to transfer this Note on the Security Register, with full power of substitution.

          Dated:
                 ---------------


----------------------------------          ------------------------------------
       Signature of Holder                          Signature Guaranteed:

          NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

     In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have

     the entire principal amount $          ($1,000 in principal amount or an
                                  ---------
     integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it
     or                            an amount in cash equal to 101% of the
       ---------------------------
     principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

     In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

     the entire principal amount $          ($1,000 in principal amount or an
                                  ---------
     integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it
     or                            an amount in cash equal to 100% of the
        --------------------------
     principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

          Dated:
                ----------------



--------------------------------            ------------------------------------
       Signature of Holder                          Signature Guaranteed:

          NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT D

                         FORM OF NEW CERTIFICATED NOTE
                         -----------------------------

                         FACE OF NEW CERTIFICATED NOTE
                         -----------------------------


                         GORGES/QUIK-TO-FIX FOODS, INC.

          No.                                         CUSIP No.
              ----                                              ---------------

                    11 1/2 SENIOR SUBORDINATED NOTE DUE 2006

                    Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation, for
value received, hereby promises to pay to          , or its registered assigns,
                                          ---------
the principal amount of           , on December 1, 2006.
                        ----------

                    Interest Payment Dates: June 1 and December 1, commencing June 1, 1997.

                    Record Dates:  May 15 and November 15.

                    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                   IN WITNESS WHEREOF, Gorges/Quik-to-Fix Foods, Inc. has caused this Note to be duly executed under its corporate seal.

            GORGES/QUIK-TO-FIX FOODS, INC.

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

          [Corporate Seal]

          Attest:
                 ---------------------

          Dated:
                ----------------------


          TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          ---------------------------------------,

               as Trustee, certifies that this is one of the Notes referred to in the Indenture.

          By:
             ----------------------------------
               Authorized Signatory

                     REVERSE SIDE OF NEW CERTIFICATED NOTE
                     -------------------------------------

                         GORGES/QUIK-TO-FIX FOODS, INC.

                   11 1/2% SENIOR SUBORDINATED NOTE DUE 2006

               1.  Indenture.
                   ---------

                   This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "11 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of November 25, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company, as issuer and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, if any, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                   The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes.

               2.  Principal and Interest.
                   ----------------------

                   Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal
amount of                to the Holder hereof on December 1, 2006.
          --------------

                   The Company shall pay interest at a rate of 11 1/2% per annum, from November 25, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                   Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                   If this Note is issued pursuant to a Registered Exchange Offer, on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer, subsequent to the Record Date for the first Interest Payment Date following such exchange, but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

                   To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or
Section 4.08 of the Indenture, or otherwise.

               3.  Method of Payment.
                   -----------------

                   The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes that the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

               4.  Paying Agent and Registrar.
                   --------------------------

                   Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar; provided that if the Company or
                                                 --------
such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

               5.  Note Guarantees.
                   ---------------

                   There are currently no Note Guarantees. This Note may become entitled to the benefits of future Note Guarantees to be made by each future direct or indirect Subsidiary of the Company (each singularly, a "Guarantor" and together, the "Guarantors"). Each Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

               6.  Subordination.
                   -------------

                   This Note is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. The Company agrees and each Holder, by accepting a Note, agrees to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

               7.  Redemption.
                   ----------

                   The Notes are not redeemable at the option of the Company prior to December 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning December 1 of the years indicated below:


                    YEAR                    PERCENTAGE
                    ----                    ----------
                    2001                     105.750%
                    2002                     103.833%
                    2003                     101.917%
                    2004 and thereafter      100.000%


                   Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company, at its option, may redeem the Notes, in part, with the net proceeds of a Public Equity Offering made by the Company or of a capital contribution made by GHC to the common equity capital of the Company with the net proceeds of a Public Equity Offering made by GHC, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below; provided, however, that any such redemption the aggregate
                       --------  -------
principal amount of the Notes outstanding must equal at least 65% of the aggregate original principal amount of the Notes.


                    YEAR       PERCENTAGE
                    ----       ----------
                    1996        111.50%
                    1997        110.75%
                    1998        110.00%

                   The Notes are not subject to any sinking fund.

               8.  Notice of Redemption.
                   --------------------

                   At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send, or cause to be sent, a notice of redemption, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

                   If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

               9.  Repurchase at the Option of Holders upon Change of Control.
                   ----------------------------------------------------------

                   Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date. Within 30 calendar days after the date of any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

                   Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

               10. Repurchase at the Option of Holders upon Asset Sale.
                   ---------------------------------------------------

                   If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                   Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

               11. Transfer and Exchange.
                   ---------------------

                   A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption

(except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

               12. Denominations.
                   -------------

                   The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

               13. Discharge and Defeasance.
                   ------------------------

                   Subject to certain conditions, the Company may, at any time, terminate some or all of the obligations of the Company and each Guarantor, if any, under the Notes, each Note Guarantee, if any, and the Indenture if the Company irrevocably deposits in trust with the Trustee, cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

               14. Amendment, Waiver.
                   -----------------

                   Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the

Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that
                                                                  --------
such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

               15. Defaults and Remedies.
                   ---------------------

                   Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) default in the payment of Indebtedness of the Company or any of its Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries;
(vi) certain undischarged judgments in excess of $5.0 million in the aggregate; or (vii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor, denying or disaffirming the Note Guarantee of such Guarantor.

                   If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                   Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security.

Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               16. Individual Rights of Trustee.
                   ----------------------------

                   Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, if any, or its or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

               17. No Recourse Against Certain Others.
                   ----------------------------------

                   No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any such Guarantor under the Notes, the Note Guarantors, if any, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

               18. Authentication.
                   --------------

                   This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

               19. Abbreviations.
                   -------------

                   Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

               20. CUSIP Numbers.
                   -------------

                   Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

               21. Governing Law.
                   -------------

                   THE INDENTURE, ANY FUTURE NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                   The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

     Gorges/Quik-to-Fix Foods, Inc.
     209 Range Road
     Garland, Texas 75041
     Attention:  President

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                 if such Holder desires to transfer this Note)

          FOR VALUE RECEIVED                             hereby sells, assigns
                             ---------------------------
and transfers unto



          PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE


------------------------------------
|                                  |
|                                  |
------------------------------------

--------------------------------------------------------------------------------
                 (Please print name and address of transferee)


--------------------------------------------------------------------------------

          this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
                                               --------------------------------
Attorney to transfer this Note on the Security Register, with full power of substitution.

          Dated:
                 ---------------


-----------------------------------           ----------------------------------
        Signature of Holder                          Signature Guaranteed:

          NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

     In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have

     the entire principal amount $            ($1,000 in principal amount or an
                                  ----------
     integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it
     or                                   an amount in cash equal to 101% of the
        ---------------------------------
     principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

     In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have the entire principal
     amount $             ($1,000 in principal amount or an integral multiple
              -----------
     thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or
                                                     --------------------------
     an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

          Dated:
                 ---------------



------------------------------------       ---------------------------------
        Signature of Holder                      Signature Guaranteed:

          NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT E

                          FORM OF TRANSFER CERTIFICATE
                             FOR TRANSFER TO A QIB

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Corporate Trust Administration

     Re:  Gorges/Quik-to-Fix Foods, Inc. (the "Company")
          11 1/2% Senior Subordinated Notes Due 2006 (the "Notes")
          --------------------------------------------------------

          Ladies and Gentlemen:

               Reference is hereby made to the Indenture dated as of November 25, 1996 (as amended and supplemented from time to time, the "Indenture") between the Company, as issuer and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings
given them in the Indenture. This letter relates to $           aggregate
                                                     ----------
principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Initial Global Note.

               In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                         --------------------------------
                                         [Name of Transferor]



                                         By:
                                            ------------------------------
                                            Name:
                                            Title:

                                         Date:
                                              ----------------------------
cc:  Gorges/Quik-to-Fix Foods, Inc.
     209 Range Road
     Garland, Texas  75041

                                                                       EXHIBIT F

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO AN
                       INSTITUTIONAL ACCREDITED INVESTOR

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Corporate Trust Administration

     Re:  Gorges/Quik-to-Fix Foods, Inc. (the "Company")
          11 1/2% Senior Subordinated Notes Due 2006 (the "Notes")
          --------------------------------------------------------

          Ladies and Gentlemen:

               Reference is hereby made to the Indenture dated as of November 25, 1996 (as amended and supplemented from time to time, the "Indenture") between the Company, as issuer, and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This letter relates to U.S. $            aggregate principal
                                            -----------
amount of Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note] to effect the transfer of such Notes to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended ("Institutional Accredited Investor").

               In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) to a transferee that the Transferor reasonably believes is an Institutional Accredited Investor that is acquiring at least $250,000 principal amount of Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                         -----------------------------
                                         [Name of Transferor]


                                         By:
                                            --------------------------
                                            Name:
                                            Title:

                                         Date:
                                              ------------------------
cc:  Gorges/Quik-to-Fix Foods, Inc.
     209 Range Road
     Garland, Texas  75041

                                                                       EXHIBIT G


                           FORM OF INVESTMENT LETTER

                     FOR INSTITUTIONAL ACCREDITED INVESTORS



IBJ Schroder Bank & Trust Company, as Trustee
One State Street
New York, New York  10004


     Re:  Gorges/Quik-to-Fix Foods, Inc.
          (the "Company") 11 1/2% Senior Subordinated
          Notes Due 2006 (the "Notes")
          --------------------------------------------


     Ladies and Gentlemen:

          Reference is hereby made to the Indenture dated as of November 25, 1996 (as amended and supplemented from time to time, the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.


          In connection with our proposed purchase of $            aggregate
                                                       -----------
principal amount of Notes, we confirm that:


          1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we should resell, pledge or otherwise transfer such Notes within three years after the later of the date of the original issuance of the Notes and the last date on which the Company or any affiliate (within the meaning of Rule 144 under the Securities Act ("Rule 144")) of the Company was the owner of such Notes (or any predecessor of such Notes), or within three months after we cease to be an affiliate of the Company, such Notes may be resold, pledged or transferred only
(i) to the Company, (ii) so long as Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S under the Securities Act, (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act ("Institutional Accredited Investor") that has certified to the Company and the Trustee that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution, (v) pursuant to an effective registration statement under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restrictions, if then applicable. We further understand that, in connection with any transfer of the Notes by us, the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that the Notes will be issued in registered form only and that any certificates issued will bear a legend substantially to the effect set forth in the Indenture.


          2. We are able to fend for ourselves in this transaction, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          3. We understand that the minimum principal amount of Notes that may be purchased by an Institutional Accredited Investor is $250,000.


          4. We understand that the Company, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Notes, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Trustee.


          5. We are acquiring the Notes purchased by us for investment purposes, and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an Institutional Accredited Investor.


          6. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                              Very truly yours,


                              ------------------------------------
                              [Name of Purchaser]


                              By:
                                 ---------------------------------
                                  Name:
                                  Title:



                              Date:
                                   -------------------------------

cc:  Gorges/Quik-to-Fix Foods, Inc.
     209 Range Road
     Garland, Texas  75041

                                                                       EXHIBIT H

                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                              TO A NON-U.S. PERSON

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Corporate Trust Administration

     Re:  Gorges/Quik-to-Fix Foods, Inc. (the "Company")
          11 1/2% Senior Subordinated Notes Due 2006 (the "Notes")
          -------------------------------------------------------

     Ladies and Gentlemen:

          Reference is hereby made to the Indenture dated as of November 25, 1996 (as amended and supplemented from time to time, the "Indenture") between the Company, as issuer, and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $              aggregate principal amount of
                                  -------------
Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note] to effect the transfer of such Notes in exchange for Initial Certificated Notes.

          In connection with such request, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act") and does hereby further certify that:

                    (1) the offer of the Notes was not made to a person in the United States;

                    (2) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither the Transferor, nor any person acting on its behalf, knows that the transaction was pre-arranged with a buyer in the United States;

                    (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a Restricted Period (as defined in Regulation S) and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                         ------------------------------
                                         [Name of Transferor]



                                         By:
                                            ---------------------------
                                            Name:
                                            Title:

                                         Date:
                                              --------------------------
cc:  Gorges/Quik-to-Fix Foods, Inc.
     209 Range Road
     Garland, Texas  75041

                                                                       EXHIBIT I

             FORM OF INVESTMENT LETTER FOR REGULATION S PURCHASERS

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Corporate Trust Administration

     Re:  Gorges/Quik-to-Fix Foods, Inc. (the "Company")
          11 1/2% Senior Subordinated Notes Due 2006 (the "Notes")
          --------------------------------------------------------

     Ladies and Gentlemen:

          Reference is hereby made to the Indenture dated as of November 25, 1996 (as amended and supplemented from time to time, the "Indenture") between the Company, as issuer, and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          In connection with our proposed purchase of $          aggregate
                                                        --------
principal amount of the Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note], we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the United States Securities Act of 1933, as amended.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,



                                  --------------------------------------
                                  [Name of Purchaser]


                                  By:
                                     -----------------------------------
                                     Name:
                                     Title:

                                  Date:
                                       ---------------------------------

cc:  Gorges/Quik-to-Fix Foods, Inc.
     209 Range Road
     Garland, Texas  75041

                                                                       Exhibit J

                         GORGES/QUIK-TO-FIX FOODS, INC.

                                  $100,000,000

                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2006

                         REGISTRATION RIGHTS AGREEMENT

                                                               November 25, 1996

NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street, NC1-007-07-01
Charlotte, North Carolina  28255-0001

Ladies and Gentlemen:

          Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation (the "Borrower"), proposes to issue and sell (the "Initial Placement") to the Initial Purchaser, upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), its 11 1/2% Senior Subordinated Notes Due 2006 (the "Notes"). The Notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated and unsecured basis the ("Note Guarantees") by each future direct or indirect Subsidiary (as defined below) of the Borrower (each, a "Guarantor"). The Initial Placement is to occur concurrently with, and is conditioned upon, (i) the consummation of the acquisition (the "Acquisition") by the Borrower of the Gorges/Quik-to-Fix Foods operations of Tyson Foods, Inc., pursuant to an asset purchase agreement dated as of October 17, 1996 (the "Asset Purchase Agreement") by and among the Borrower, Tyson Foods, Inc., Gorges Foodservice Inc. and Tyson Holding Company; (ii) the execution of, and initial borrowings under, the senior bank credit facilities among the Borrower, Gorges Holding Company ("GHC"), as guarantor, NationsBank of Texas, N.A., as agent and lender, and the other lenders named therein; and (iii) the receipt by the Borrower of a $45 million equity contribution from GHC. References herein to the "Company" shall be deemed to refer to the Borrower. As an inducement to the Initial Purchaser to enter into the Purchase Agreement and purchase the Notes and in satisfaction of a condition to your obligations under the Purchase Agreement, the Company agrees with you for the benefit of the holders from time to time of the Notes (including the Initial Purchaser) (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1.  Definitions.  Capitalized terms used herein without definition
              -----------
shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Affiliate" of any specified person means (i) any other person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (ii) any other person who is a director or executive officer of (a) such specified person or (b) any person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of any class, or any series of
--------
any class, of equity securities of a person, whether or not voting, shall be deemed to be control; and provided, however, that NBIC or any Affiliate (as
                          --------  -------
determined without giving effect to this proviso) of NBIC shall not be deemed to be an Affiliate of any Person solely by reason of its ownership of non-voting equity securities of such Person.

          "Borrower" has the meaning set forth in the preamble hereto.
           --------

          "Closing Date" has the meaning set forth in the Purchase Agreement.
           ------------

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Company" has the meaning set forth in the preamble hereto.
           -------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Period" means the 180-day period
           ----------------------------------
following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided, however,
                                                            --------  -------
that in the event that all resales of New Notes (including, subject to the time periods set forth herein, any resales by Exchanging Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not thereafter remain continuously effective for such period.

          "Exchange Offer Registration Statement" means a registration statement
           -------------------------------------
of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" means any Holder (which may include the Initial
           -----------------
Purchaser) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for New Notes.

          "Final Memorandum" has the meaning set forth in the Purchase
           ----------------
Agreement.

          "Guarantor" has the meaning set forth in the preamble hereto.
           ---------

          "Holder" has the meaning set forth in the preamble hereto.
           ------

          "Indenture" means the indenture relating to the Notes and the New
           ---------
Notes, to be dated as of the Closing Date, between the Company and IBJ Schroder Bank & Trust Company as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof. It shall include the provisions of the Trust Indenture Act that are deemed to be part of and govern the indenture.

          "Initial Placement" has the meaning set forth in the preamble hereto.
           -----------------

          "Initial Purchaser" has the meaning set forth in the Purchase
           -----------------
Agreement.

          "Liquidated Damages" has the meaning set forth in Section 4 hereof.
           ------------------

          "Losses" has the meaning set forth in Section 7(d) hereto.
           ------

          "Majority Holders" means the Holders of a majority of the aggregate
           ----------------
principal amount of notes registered under a Registration Statement.

          "Managing Underwriters" means the investment banker or investment
           ---------------------
bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

          "New Notes" means debt securities of the Company identical in all
           ---------
material respects to the Notes (except that the Liquidated Damages provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate), to be issued under the Indenture.

          "Note Guarantees" has the meaning set forth in the preamble hereto and
           ---------------
shall, as applied to the New Notes, mean identical guarantees of the New Notes by the Guarantors.

          "Notes" has the meaning set forth in the preamble hereto.
           -----

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the New Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Purchase Agreement" has the meaning set forth in the preamble hereto.
           ------------------

          "Registered Exchange Offer" means the proposed offer to the Holders to
           -------------------------
issue and deliver to such Holders, in exchange for the Notes, a like principal amount of New Notes.

          "Registration Statement" means any Exchange Offer Registration
           ----------------------
Statement or Shelf Registration Statement that covers any of the Notes or the New Notes (including any Note Guarantees of each thereof) pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Shelf Registration" means a registration effected pursuant to Section
           ------------------
3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b)
           -------------------------
hereof.

          "Shelf Registration Statement" means a "shelf" registration statement
           ----------------------------
of the Company pursuant to the provisions of Section 3 hereof, which covers some or all of the Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Transfer Restricted Securities" means each Note or New Note, as the
           ------------------------------
case may be, until the earliest to occur of (i) the date on which such Note is exchanged in the Registered Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Note or New Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, and (iii) the date on which such Note or New Note is resold pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (the form of which is included as Annex C hereto) (including delivery of the Prospectus contained therein).

          "Trustee" means the trustee with respect to the Notes or New Notes, as
           -------
applicable, under the Indenture.

          "underwriter" means any underwriter of Notes in connection with an
           -----------
offering thereof under a Shelf Registration Statement.

          2.  Registered Exchange Offer; Resales of New Notes by Exchanging
              -------------------------------------------------------------
Dealers; Private Exchange.  (a)  The Company shall prepare and, on or prior to
-------------------------
January 31, 1997, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to March 31, 1997 and
(ii) to consummate the Registered Exchange Offer on or prior to April 30, 1997.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer and use its best efforts to issue on or prior to 30 days after the date on which the

Exchange Offer Registration Statement is declared effective by the Commission New Notes in exchange for all Notes tendered prior thereto in the Registered Exchange Offer. The objective of such Registered Exchange Offer is to enable each Holder electing to exchange Notes for New Notes (assuming that such Holder
(x) is not an "affiliate" of the Company within the meaning of the Securities Act, (y) is not a broker-dealer that acquired the Notes in a transaction other than as a part of its market-making or other trading activities and (z) if such Holder is not a broker-dealer, acquires the New Notes in the ordinary course of such Holder's business, is not participating in the distribution of the New Notes and has no arrangements or understandings with any person to participate in the distribution of the New Notes) to resell such New Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          (c) In connection with the Registered Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Registered Exchange Offer open for acceptance for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

          (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

          (iv) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

          (i) accept for exchange all Notes duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

          (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver to each Holder New Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

          (e) The Initial Purchaser and the Company acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New

Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

          (i) include the information set forth in Annex A hereto on the cover of the Prospectus forming a part of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

          (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery of the prospectus included therein by Exchanging Dealers in connection with sales of New Notes received pursuant to the Registered Exchange Offer, as contemplated by
     Section 5(h) below.

          (f) In the event that the Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 3 hereof and at the request of the Initial Purchaser, the Company shall issue and deliver to the Initial Purchaser, or to the party purchasing New Notes registered under the Shelf Registration Statement from the Initial Purchaser, in exchange for such Notes, a like principal amount of New Notes. The Company shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

          3.  Shelf Registration.  If, (i) because of any change in law or
              ------------------
applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) the Registered Exchange Offer is not consummated on or prior to April 30, 1997, or
(iii) the Initial Purchaser so requests with respect to Notes held by it as a result of the purchase of such Notes directly from the Company following consummation of the Registered Exchange Offer, or (iv) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or the New Notes such Holder would receive in the Registered Exchange Offer could only be reoffered and resold by such Holder upon compliance with the registration and prospectus delivery requirements of the Securities Act and the delivery of the Prospectus contained in the Exchange Offer Registration Statement, as appropriately amended, is not a legally available alternative, or
(v) in the case where the Initial Purchaser participates in the Registered Exchange Offer or acquires New Notes pursuant to Section 2(f) hereof, the Initial Purchaser does not receive freely tradable New Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of New Notes acquired in exchange for such Notes shall result in such New Notes being not "freely tradable" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not "freely tradable"), the following provisions shall apply:

          (a) The Company shall, as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 3), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Notes or the New Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act, provided, that with respect to New Notes received by the Initial
                --------
Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 45 days after filing such Shelf Registration Statement pursuant to this
Section 3 and to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders for a period of three years (or, if Rule 144(k) under the Securities Act is amended to allow for resales pursuant to such Rule after a shorter period, such shorter period) from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or New Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of notes covered thereby not being able to offer and sell such notes during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

          (c) No Holder of Notes or New Notes may include any of its Notes or New Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Notes or New Notes shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

          4.  Liquidated Damages.  If (i) either the Exchange Offer Registration
              ------------------
Statement or the Shelf Registration Statement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) either the Exchange Offer Registration Statement or the Shelf Registration Statement has not been declared effective by the Commission on or prior to the target date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated within 30 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) either the Exchange Offer Registration Statement or the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective during the applicable Exchange Offer Registration Period or Shelf Registration Period, as the case may be (each such event referred to in clauses
(i) through (iv), a "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Notes with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder for each week or portion thereof during which such Registration Default continues. The amount of the Liquidated Damages payable to each Holder for such Registration Default will increase by an additional $.05 per week per $1,000 in principal amount of Notes held by such Holder with respect to each subsequent 90-day period until such Registration Default has been cured, up to an aggregate maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Notes for all Registration Defaults. All accrued Liquidated Damages will be paid by the Company on each Interest Payment Date (as such term is defined in the Indenture) to the Holders of record with respect to such Interest Payment Date by wire transfer of immediately available funds or by federal funds check. Liquidated Damages payable (a) with respect to the Registration Default specified in clause (i) above, shall cease to accrue upon filing of the Exchange Offer Registration Statement (and, if applicable, the Shelf Registration Statement), (b) with respect to the Registration Default specified in clause (ii) above, shall cease to accrue upon the effectiveness of the Exchange Offer Registration Statement (and, if applicable, the Shelf Registration Statement), (c) with respect to the Registration Default specified in clause (iii) above, shall cease to accrue upon consummation of the Exchange Offer, and (d) with respect to the Registration Default specified in clause (iv) above, shall cease to accrue upon the filing of a post-effective amendment to the Registration Statement that causes the Exchange Offer Registration Statement (and, if applicable, the Shelf Registration Statement) again to be declared effective, as the case may be. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease, and all accrued and unpaid Liquidated Damages shall be paid to Holders of Notes promptly thereafter.

          The Company shall notify the Trustee within five days after the occurrence of each and every Registration Default. The parties hereto agree that the Liquidated Damages provided for in this Section 4 constitute a reasonable estimate of the damages that will be incurred by Holders by reason of any Registration Default.

          5.  Registration Procedures.  In connection with any Shelf
              -----------------------
Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the

Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose.

          (b)  The Company shall use its best efforts to provide that:

          (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder;

          (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (iii) any Prospectus forming part of any Registration Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of notes covered thereby, and, if requested by the Initial Purchaser or any such Holder, confirm such advice in writing:

          (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

          (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2) During the Shelf Registration Period or the Exchange Offer Registration Period, as applicable, the Company shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchaser or any such Holder or Exchanging Dealer, confirm such advice in writing:

          (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          Each Holder agrees by acquisition of a Note or a New Note that, upon receipt of any notice from the Company of the existence of any fact of the kind described in paragraph (iii) above, such Holder will forthwith discontinue disposition of Notes or New Notes, as the case may be, pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus concerning such Notes or New Notes that was current at the time of receipt of such notice.

          (d) The Company shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of notes in connection with the offering and sale of the notes covered by the Prospectus or any amendment or supplement thereto.

          (g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including those incorporated by reference).

          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery in connection with a sale of New Notes received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as provided in Section (2)(e) above.

          (i) Prior to the Registered Exchange Offer or any other offering of notes pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of notes included therein and their respective counsel in connection with the registration or qualification of such notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the notes covered by such Registration Statement; provided, however, that the
                                              --------  -------
Company will not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (j) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations of $1,000 or an integral multiple thereof and registered in such names as Holders may request prior to sales of notes pursuant to such Registration Statement.

          (k)  Upon the occurrence of any event contemplated by paragraph
(c)(2)(iii) of this Section 5, the Company shall use every reasonable effort to promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Notes or New Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Notes or New Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Company shall use every reasonable effort to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable, but in any event not later than 15 months, after the effective date of the applicable Registration Statement an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (n) The Company shall use every reasonable effort to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in a timely manner.

          (o) The Company may require each Holder of notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such notes as the Company may from time to time reasonably require for inclusion in such Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Company and its counsel, in connection with any Registration Statement. No Holder of Notes or New Notes shall be entitled to use a Prospectus unless and until such Holder shall have furnished the reasonably requested information required by this Section 5(o), and shall have committed to notify the Company promptly of any change in such information.

          (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information to which the Company does not reasonably object as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein, and shall make all required filings of such Prospectus supplement or post-effective amendment promptly upon notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements in form and scope as is customary for similar offerings of debt securities) and take all other customary and appropriate actions in order to expedite or to facilitate the registration or the disposition of any notes included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 7.

          (r) In the case of any Shelf Registration Statement, the Company shall:

          (i) make reasonably available for inspection by the Holders of notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

          (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, as is customary for similar due diligence examinations and make such representatives of the Company as shall be reasonably requested by the Initial Purchaser available for discussion of any such Registration Statement; provided, however, that any information
                                      --------  -------
     that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality other than as a result of a disclosure of such information by any such Holder, underwriter, attorney, accountant or agent;

          (iii) make such representations and warranties to the Holders of notes registered thereunder and the underwriters, if any, in form, substance and scope, and at such time or times, as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

          (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters and time periods as are customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of notes registered thereunder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (AICPA) ("SAS 72")), in customary form and covering matters and time periods of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings; and

          (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, and customarily delivered in similar offerings, including those to evidence compliance with Section 5(k) and with any conditions contained in the underwriting agreement or other agreement entered into by the Company.

          The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 5(r) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) The Company shall, if and to the extent required under the Securities Act and/or the Trust Indenture Act and the rules and regulations thereunder in order to register the Notes (including the Note Guarantees, if any) under the Securities Act and qualify the Indenture under the Trust Indenture Act, cause each Guarantor, if any, to sign any Registration Statement and take all other action necessary to register the Note Guarantees, if any, under the applicable Registration Statement.

          6.  Registration Expenses.  The Company shall bear all expenses
              ---------------------
incurred in connection with the performance of its obligations under Sections 2, 3, 4 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchaser for the reasonable fees and disbursements of counsel acting in connection therewith.

          7.  Indemnification and Contribution.  (a)  In connection with any
              --------------------------------
Registration Statement, the Company agrees to indemnify and hold harmless to the fullest extent lawful each Holder of notes covered thereby (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 5(h) hereof, each Exchanging Dealer) the directors, officers, employees and agents of such Holder and each person who controls such Holder within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however,
                                                           --------  -------
that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein or (B) are caused by an untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the related Prospectus or any supplement or amendment thereto and (1) any such losses, claims, damages, liabilities or expenses suffered or incurred by any indemnified party resulted from an action, claim or suit by any person who purchased Notes or New Notes from a Holder in the offering to which such Prospectus relates, (2) such Holder failed to deliver or provide a copy of such Prospectus or any such supplement or amendment thereto to such person at or prior to the confirmation of the sale of such Notes in any case where such delivery is required by the Securities Act and (3) such Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense. The indemnification provided herein will be in addition to any liability that the Company may otherwise have.

          The Company also agrees to indemnify or contribute to the Losses of, as provided in Section 7(d) hereof, any underwriters of notes registered under a Shelf Registration Statement, their employees, officers, directors and agents and each person who controls such underwriters on the same basis (including the proviso) as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in
Section 5(q) hereof.

          (b) Each Holder of notes covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 5(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified
--------  -------
party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified persons). An indemnifying party or an indemnified party will not, without the prior written consent of the indemnified parties or the indemnifying parties, as the case may be, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties or the indemnifying parties, as the case may be, are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party or indemnifying party, as the case may be, from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in
                                                     --------  -------
no case shall the Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of an Exchange Note, applicable to the Note that was exchangeable into such Exchange Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the notes purchased by such underwriter under the Registration Statement that resulted in such Losses; and provided further, however, that in no case shall any subsequent Holder of any
-------- -------  -------
Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the total proceeds received by such Holder for the sale of Notes or New Notes giving rise to the indemnification liability. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of Liquidated Damages that the Company was not required to pay as a result of registering the notes covered by the Registration Statement that resulted in such Losses. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum received by such Initial Purchaser, and benefits received by any other Holders shall be deemed to be equal to the total proceeds received by such Holder upon the sale of Notes or New Notes giving rise to the indemnification obligation Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses received by such underwriter. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(d), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not
                 --------  -------
unreasonably withheld.

          (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of notes covered by a Registration Statement.

          8.  Miscellaneous.
              -------------

          (a)  Remedies.  Each Holder, in addition to being entitled to exercise
               --------
all rights provided herein, in the Indenture or in the Purchase Agreement (provided that with respect to any Holder other than the Initial Purchaser, the rights under the Purchase Agreement shall be limited to those set forth in
Section 5(i) thereof) or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

          (b)  No Inconsistent Agreements.  The Company has not, as of the date
               --------------------------
hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that conflicts with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (c)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then-outstanding aggregate principal amount of Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of New Notes); provided that, with respect to
                                                 --------
any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose notes are being sold pursuant to a Registration Statement, and that does not directly or indirectly affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of notes being sold rather than registered under such Registration Statement.

          (d)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

             (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchaser;

             (ii) if to the Initial Purchaser, initially at NationsBank Corporate Center, 100 North Tryon Street NC1-007-07-01, Charlotte, North Carolina 28255-0001;

             (iii) if to the Company, initially c/o CGW Southeast Partners III, L.P., Suite 210, Twelve Piedmont Center, Atlanta, Georgia 30305, Attention:
     William A. Davies and James A. O'Donnell, with a copy to Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424,
     Attention:  Bryan E. Davis.

          All such notices and communications shall be deemed to have been duly given when received. The Initial Purchaser, on the one hand, or the Company, on the other, by notice to the other party or parties may designate additional or different addresses for subsequent notices or communications.

          (e)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Notes and/or New Notes; provided,
                                                                   --------
however, that this Agreement shall not inure to the benefit of or be binding
-------
upon a sucessor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. Subject to the proviso contained in the immediately preceding sentence, the Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and/or New Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (f)  Counterparts.  This agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)  Headings.  The headings in this agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          (i)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j)  Notes Held by the Company, etc.  Whenever the consent or approval
               -------------------------------
of Holders of a specified percentage of principal amount of Notes or New Notes is required hereunder, Notes or New Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Notes or New Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or New Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k)  Participation In Underwritten Registrations.  No Holder may
               -------------------------------------------
participate in any underwritten Shelf Registration hereunder unless such Holder
(a) agrees to sell such Holder's Notes or New Notes, as the case may be, on the basis provided in any underwriting arrangements approved by the Company and the Majority Holders and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

          (l)  Selection of Underwriters.  The Holders of Notes or New Notes
               -------------------------
covered by the Shelf Registration Statement who desire to do so may sell such notes in an underwritten offering. In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Majority Holders of notes included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

           Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                              Very truly yours,

                              GORGES/QUIK-TO-FIX FOODS, INC.

                              By:
                                 ------------------------------
                                 Name:  James A. O'Donnell
                                 Title:    President


          The foregoing Agreement is hereby

          accepted as of the date first above written.

          NATIONSBANC CAPITAL MARKETS, INC.


By:
   ------------------------------
   Name:  William Casperson
   Title:    Vice President

                                                                         ANNEX A

          Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See Plan of Distribution.

                                                                         ANNEX B

          Each broker-dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See Plan of Distribution.

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

          Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
            , 199  , all dealers effecting transactions in the New Notes may be
------------     --
required to deliver a prospectus.

          The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

          [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                         ANNEX D

          Rider A
          -------

          CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

          Name:
               -------------------------------------------------------

          Address:
                  ----------------------------------------------------

                  ----------------------------------------------------

          Rider B
          -------

                The undersigned represents that it is not an affiliate of the Company, that any New Notes to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of the New Notes.


                In addition, if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                      D-1